                                                                     EXHIBIT 4.1






-------------------------------------------------------------------------------

                               PARK `N VIEW, INC.

                              SERIES A AND SERIES B
                            13% SENIOR NOTES DUE 2008
                                    INDENTURE




                  --------------------------------------------




                            Dated as of May 27, 1998





                  --------------------------------------------



                       State Street Bank and Trust Company

                                     Trustee



                  --------------------------------------------

                             CROSS-REFERENCE TABLE*

(a)      Trust Indenture

Act Section                                                                                               Indenture Section
310 (a)(1)................................................................................................ 7.10
(a)(2) ................................................................................................... 7.10
(a)(3).................................................................................................... N.A.
(a)(4).................................................................................................... N.A.
(a)(5).................................................................................................... 7.10
(i)(b).................................................................................................... 7.10
(ii)(c)................................................................................................... N.A.
311(a).................................................................................................... 7.11
(b)....................................................................................................... 7.11
(iii)(c).................................................................................................. N.A.
312 (a)................................................................................................... 2.05
(b)...................................................................................................... 11.03
(iv)(c)...................................................................................................11.03
313(a).................................................................................................... 7.06
(b)(1)....................................................................................................10.03
(b)(2).................................................................................................... 7.07
(v)(c).................................................................................................... 7.06
(vi)(d)................................................................................................... 7.06
314(a).................................................................................................... 4.03
                                                                                                          11.02
(A)(b)....................................................................................................10.02
(c)(1)....................................................................................................11.04
(c)(2)....................................................................................................11.04
(c)(3)....................................................................................................N.A.
(d)..................................................................................................... .10.03
                                                                                                          10.04, 10.05
(vii)(e)..................................................................................................11.05
(f).......................................................................................................   NA
315 (a)....................................................................................................7.01
(b)....................................................................................................... 7.05
                                                                                                          11.02
(A)(c).................................................................................................... 7.01
(e)....................................................................................................... 6.11
316 (a)(last sentence).................................................................................... 2.09
(a)(1)(A)................................................................................................. 6.05
(a)(1)(B)................................................................................................. 6.04
(a)(2).................................................................................................... N.A.
(b)....................................................................................................... 6.07
(B)(c).................................................................................................... 2.12
317 (a)(1)................................................................................................ 6.08
(a)(2).................................................................................................... 6.09
(b)....................................................................................................... 2.04
318 (a)...................................................................................................11.01
(b)....................................................................................................... N.A.
(c).......................................................................................................11.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1
   SECTION 1.01. DEFINITIONS......................................................................................1
   SECTION 1.02. OTHER DEFINITIONS...............................................................................14
   SECTION 1.03..................................................................................................15
   SECTION 1.04. RULES OF CONSTRUCTION...........................................................................15

ARTICLE 2. THE NOTES.............................................................................................16
   SECTION 2.01.  FORM AND DATING................................................................................16
   SECTION 2.02. EXECUTION AND AUTHENTICATION....................................................................17
   SECTION 2.03. REGISTRAR AND PAYING AGENT......................................................................17
   SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.............................................................17
   SECTION 2.05. HOLDER LISTS....................................................................................18
   SECTION 2.06. TRANSFER AND EXCHANGE...........................................................................18
   SECTION 2.07. REPLACEMENT NOTES...............................................................................29
   SECTION 2.08. OUTSTANDING NOTES...............................................................................30
   SECTION 2.09. TREASURY NOTES..................................................................................30
   SECTION 2.10. TEMPORARY NOTES.................................................................................30
   SECTION 2.11. CANCELLATION....................................................................................31
   SECTION 2.12. DEFAULTED INTEREST..............................................................................31

ARTICLE 3. REDEMPTION AND PREPAYMENT.............................................................................31
   SECTION 3.01. NOTICES TO TRUSTEE..............................................................................31
   SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED...............................................................31
   SECTION 3.03. NOTICE OF REDEMPTION............................................................................32
   SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION..................................................................32
   SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.....................................................................33
   SECTION 3.06. NOTES REDEEMED IN PART..........................................................................33
   SECTION 3.07. OPTIONAL REDEMPTION.............................................................................33
   SECTION 3.08. MANDATORY REDEMPTION............................................................................34
   SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.............................................34

ARTICLE 4. COVENANTS.............................................................................................36
   SECTION 4.01. PAYMENT OF NOTES................................................................................36
   SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.................................................................36
   SECTION 4.03. REPORTS.........................................................................................36
   SECTION 4.04. COMPLIANCE CERTIFICATE..........................................................................37
   SECTION 4.05. TAXES...........................................................................................38
   SECTION 4.06. STAY, EXTENSION AND USURY LAWS..................................................................38
   SECTION 4.07. RESTRICTED PAYMENTS.............................................................................38
   SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES..................................40
   SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK...................................40
   SECTION 4.10. ASSET SALES.....................................................................................42
   SECTION 4.11. TRANSACTIONS WITH AFFILIATES....................................................................43
   SECTION 4.12. LIENS...........................................................................................44
   SECTION 4.13. LINE OF BUSINESS................................................................................44
   SECTION 4.14. CORPORATE EXISTENCE.............................................................................44

   SECTION 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL......................................................44
   SECTION 4.16. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS...................................................46
   SECTION 4.17. LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY OWNED SUBSIDIARIES..............46
   SECTION 4.18. LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS BY SUBSIDIARIES...........................46
   SECTION 4.19. LIMITATION ON STATUS AS INVESTMENT COMPANY......................................................47
   SECTION 4.20. PAYMENTS FOR CONSENT............................................................................47
   SECTION 4.21.  SUBSIDIARY GUARANTEES..........................................................................47
   SECTION 4.22. ESCROW AGREEMENT DEPOSIT........................................................................47

ARTICLE 5. SUCCESSORS............................................................................................47
   SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS........................................................47
   SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED...............................................................48

ARTICLE 6. DEFAULTS AND REMEDIES.................................................................................48
   SECTION 6.01. EVENTS OF DEFAULT...............................................................................48
   SECTION 6.02. ACCELERATION....................................................................................50
   SECTION 6.03. OTHER REMEDIES..................................................................................51
   SECTION 6.04. WAIVER OF PAST DEFAULTS.........................................................................51
   SECTION 6.05. CONTROL BY MAJORITY.............................................................................51
   SECTION 6.06. LIMITATION ON SUITS.............................................................................51
   SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT...................................................52
   SECTION 6.08. COLLECTION SUIT BY TRUSTEE......................................................................52
   SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM................................................................52
   SECTION 6.10. PRIORITIES......................................................................................53
   SECTION 6.11. UNDERTAKING FOR COSTS...........................................................................53

ARTICLE 7. TRUSTEE...............................................................................................53
   SECTION 7.01. DUTIES OF TRUSTEE...............................................................................53
   SECTION 7.02. RIGHTS OF TRUSTEE...............................................................................54
   SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE....................................................................55
   SECTION 7.04. TRUSTEE'S DISCLAIMER............................................................................55
   SECTION 7.05. NOTICE OF DEFAULTS..............................................................................55
   SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES......................................................55
   SECTION 7.07. COMPENSATION AND INDEMNITY......................................................................56
   SECTION 7.08. REPLACEMENT OF TRUSTEE..........................................................................57
   SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC................................................................58
   SECTION 7.10. ELIGIBILITY; DISQUALIFICATION...................................................................58
   SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY...............................................58

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................................................58
   SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE........................................58
   SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE..................................................................58
   SECTION 8.03. COVENANT DEFEASANCE.............................................................................59
   SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE......................................................59
   SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
                 OTHER MISCELLANEOUS PROVISIONS..................................................................60
   SECTION 8.06. REPAYMENT TO COMPANY............................................................................61
   SECTION 8.07. REINSTATEMENT...................................................................................61

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER......................................................................62
   SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.............................................................62
   SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES................................................................62
   SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.............................................................64
   SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS...............................................................64
   SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES................................................................64
   SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.................................................................64

ARTICLE 10. COLLATERAL AND SECURITY..............................................................................65
   SECTION 10.01. ESCROW AGREEMENT...............................................................................65
   SECTION 10.02. RECORDING AND OPINIONS.........................................................................65
   SECTION 10.03. RELEASE OF COLLATERAL..........................................................................66
   SECTION 10.04. CERTIFICATES OF THE COMPANY....................................................................66
   SECTION 10.05. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE ESCROW AGENT UNDER THE ESCROW AGREEMENT............67
   SECTION 10.06. AUTHORIZATION OF RECEIPT OF FUNDS BY THE ESCROW AGENT UNDER THE ESCROW AGREEMENT...............67
   SECTION 10.07. TERMINATION OF SECURITY INTEREST...............................................................67

ARTICLE 11. MISCELLANEOUS........................................................................................67
   SECTION 11.01. TRUST INDENTURE ACT CONTROLS...................................................................67
   SECTION 11.02. NOTICES........................................................................................67
   SECTION 11.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES..................................69
   SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.............................................69
   SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..................................................69
   SECTION 11.06. RULES BY TRUSTEE AND AGENTS....................................................................69
   SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.......................70
   SECTION 11.08. GOVERNING LAW..................................................................................70
   SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..................................................70
   SECTION 11.10. SUCCESSORS.....................................................................................70
   SECTION 11.11. SEVERABILITY...................................................................................70
   SECTION 11.12. INTERPRETATION OF SECURITY INTERESTS...........................................................70
   SECTION 11.13. COUNTERPART ORIGINALS..........................................................................70
   SECTION 11.14. TABLE OF CONTENTS, HEADINGS, ETC...............................................................71



EXHIBITS

Exhibit A         FORM OF NOTE

Exhibit B         FORM OF CERTIFICATE OF TRANSFER

Exhibit C         FORM OF CERTIFICATE OF EXCHANGE

Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
                  INVESTOR

Exhibit E         FORM OF NOTATION OF SUBSIDIARY GUARANTEE ON NOTE

Exhibit F         FORM OF SUPPLEMENTAL INDENTURE

Exhibit G         FORM OF ESCROW AGREEMENT

                  INDENTURE dated as of May 27, 1998 between Park `N View, Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company, as trustee (the "Trustee").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13% Series A Senior Notes due 2008 (the "Series A Notes") and the 13% Series B Senior Notes due 2008 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     DEFINITIONS.

                  "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "Acquired Debt" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 5% or more of the Voting Stock of a Person shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory or services in the ordinary course of business consistent with past practices (provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by Section 4.15 and/or Section 5.01 and not by Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a Fair Market Value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary,
(iii) Permitted Revenue Sharing Agreements and (iv) a Restricted Payment that is permitted by Section 4.07 hereof.

                  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and demand deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least

95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," such "person" shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 40% of the Voting Stock of the Company (measured by voting power rather than number of shares); or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  "Closing Date" means the closing date for the sale and original issuance of the Notes under this Indenture.

                  "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common shares.

                  "Company" means Park `N View, Inc., a Delaware corporation, and any and all successors thereto.

                  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

                  "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the aggregate amount of Indebtedness and the liquidation preference of the Disqualified Stock of such Person and its Subsidiaries outstanding as of such date of determination, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

                   "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this

Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Credit Facility" means one or more credit agreements, loan agreements or similar agreements providing for working capital advances, term loans, letter of credit facilities or similar advances, loans or facilities to the Company, which may, pursuant to the terms of this Indenture, be guaranteed by the Subsidiaries, with a bank or syndicate of banks or other financial institutions, as such may be amended, renewed, extended, supplemented, refinanced and replaced or refunded from time to time.

                  "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Debt to Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the Consolidated Indebtedness of the Company as of such date to (b) two times the Consolidated Cash Flow of the Company for the two most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Subsidiaries from the beginning of such two-quarter period on an annualized basis through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such two-quarter period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the two-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the two-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Escrow Agent" means State Street Bank and Trust Company and any successor thereto in accordance with the terms of the Escrow Agreement.

                  "Escrow Agreement" means the Pledge, Escrow and Disbursement Agreement dated as of the date of this Indenture and substantially in the form attached as Exhibit G hereto, as such agreement may be amended, modified or supplemented from time to time.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

                  "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Exercise Date" means at any time on or after the Separation Date and prior to May 15, 2008.

                  "Existing Indebtedness" means up to $400,000 in aggregate principal amount of Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.

                  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and informed and willing buyer under no compulsion to buy; provided that in each case in which the Fair Market Value of an item is determined to be greater than $500,000, such determination shall be evidenced by a resolution of a majority of the disinterested members of the Board of Directors; and provided, further, that in each case in which the Fair Market Value of an item is determined to be greater than $5.0 million, such determination shall be evidenced by the written opinion of nationally recognized appraisal, accounting or investment banking firm.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

                  "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

                  "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Guarantor" means a Subsidiary that executes and delivers a Guarantee of the Notes.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Holder" means a Person in whose name a Note is registered.

                  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation and any successor thereto.

                  "Initial Public Equity Offering" means an underwritten public offering of Common Stock of the Company pursuant to an effective registration statement filed under the Securities Act that results in $25.0 million or more of gross cash proceeds to the Company.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees (ii) accounts receivable arising in respect of services rendered to unaffiliated third parties, in each case, made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

                  "Issue Date" means the closing date for the sale and original issuance of the Notes under this Indenture.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or in the city in which the principal corporate trust office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under a Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "Notes" has the meaning assigned to it in the preamble to this Indenture.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering" means the offering of the Notes by the Company.

                  "Offering Memorandum" means that certain final Offering Memorandum, dated May 20, 1998 with respect to the Company's offering of the Notes.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 11.04 and 11.05 hereof.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections
11.04 and 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Participant" means a Person who has an account with the Depositary.

                  "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Permitted Business" means the provision of: (a) the following services or products (i) voice, enhanced data, data, internet, video, wire or wireless and other telecommunications related services, (ii) local, dedicated access, closed circuit, or satellite delivered network, cable or wired or wireless television or similar or related television services or (iii) other services including, but not limited to, (A) load matching, home shopping and games; (B) payment processing, transmissions and card processing transmissions,
(C) facsimile transmissions and load matching, (D) advertising to: (b) the following customer base: fleet trucking companies, truckstops, individual truck drivers, others in or related to the long-haul trucking industry, and others interested in purchasing the products and services described in the Offering Memorandum, and all products and services ancillary, similar or related thereto.

                  "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; and (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company.

                  "Permitted Joint Venture" means any Person engaged in a Telecommunications or Entertainment Business.

                  "Permitted Liens" means (i) Liens securing Indebtedness and other Obligations under a Credit Facility that were permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company or any of its Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;
(iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of Section 4.09 provided that such Liens only cover the assets permitted to be acquired by such Indebtedness; (vii) Liens to secure Permitted Refinancing Indebtedness, provided that such Liens only cover the same assets that were covered under the Indebtedness being refinanced; (viii) Liens existing on the date of this Indenture; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (x) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Permitted Revenue Sharing Agreements" means (i) all agreements that the Company has entered into as of the date of this Indenture with truckstop locations and/or truckstop chains to provide the PNV Network and
(ii) any agreements or arrangements that the Company enters into after the date of this Indenture to provide services through the PNV Network which are entered into in the ordinary course of business consistent with past practice or are approved by the Board of Directors; provided that if such agreements or arrangements provide for more than 50% of the gross income or net revenues, gross profits, operating cash flow, operating income, earnings before interest, taxes, depreciation and amortization ("EBITDA") or similar measure of financial performance to be paid to any entity other than the Company or its Subsidiaries, the Board of Directors shall be required to approve such contract.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                  "Pledged Collateral" means any assets of the Company defined as Collateral in the Escrow Agreement.

                  "PNV Network" means the Company's integrated telecommunications and entertainment network currently capable of providing voice, data and cable television services to long-haul truck drivers in the convenience and privacy of their trucks while parked at truckstops.

                  "Principals" means Patricof & Co. Ventures, Inc. and its affiliated entities, State of Michigan Retirement System, Henry L. Hillman, Elsie Hilliard Hillman and C. G. Grefenstette and their affiliated entities, Sam Hashman, MPN Holdings, Inc. and Ian Williams.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 27, 1998, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                  "Related Party" with respect to any Principal means (A) any controlling stockholder, 70% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 70% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Separation Date" means the earliest of (i) 180 days following the Closing Date, (ii) the date on which the Exchange Offer Registration Statement is declared effective under the Securities Act,

(iii) the date on which the Shelf Registration Statement is declared effective under the Securities Act, (iv) such date as the Initial Purchaser shall determine and (v) in the event a Change of Control occurs, the date the Company mails the required notice thereof to the Note holders.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                  "Subsidiary Guarantee" shall mean the joint and several Guarantee by the Subsidiaries of the Company's obligations under the Notes, in substantially the form of such Subsidiary Guarantee attached as Exhibit E to this Indenture.

                  "Telecommunications or Entertainment Business" means the provision of: (i) voice, enhanced data, data, internet, wireless and other telecommunications related services, (ii) local, dedicated access, closed circuit or satellite delivered network, cable or wireless television or similar or related television services or (iii) other services including but not limited to (A) load matching, home shopping and games for the drivers, (B) payment processing transmissions and card processing transmissions and load matching for fleets or (C) advertising for fleets, local and/or regional businesses.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "U.S. Government Obligations" means (x) securities that are
(i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which in either case, are not callable or redeemable at the option of the issuer thereof, and (y) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depository receipt.

                  "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the Board of Directors or comparable body of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.     OTHER DEFINITIONS.

                                                                                       Defined in
                   Term                                                                 Section
             "Affiliate Transaction"...................................................   4.11
             "Asset Sale Offer"........................................................   3.09
             "Authentication Order"....................................................   2.02
             "Change of Control Offer".................................................   4.15
             "Change of Control Payment"...............................................   4.15
             "Change of Control Payment Date" .........................................   4.15
             "Covenant Defeasance".....................................................   8.03
             "DTC".....................................................................   2.03
             "Event of Default"........................................................   6.01
             "Excess Proceeds".........................................................   4.10
             "Guaranteed Debt".........................................................   4.18
             "incur"...................................................................   4.09
             "Investment Company Act"..................................................   4.19
             "Legal Defeasance" .......................................................   8.02
             "Offer Amount"............................................................   3.09
             "Offer Period"............................................................   3.09
             "Paying Agent"............................................................   2.03
             "Payment Default".........................................................   6.01
             "Permitted Debt"..........................................................   4.09
             "Purchase Date"...........................................................   3.09
             "Registrar"...............................................................   2.03
             "Restricted Payments".....................................................   4.07
             "Unit Legend".............................................................   2.06

SECTION 1.03.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security Holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes and the Subsidiary Guarantees, if any, means the Company and the Guarantors, if any, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, if any, respectively.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.     RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                      (1)  a term has the meaning assigned to it;

                      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                      (3)  "or" is not exclusive;

                      (4) words in the singular include the plural, and in the plural include the singular;

                      (5) provisions apply to successive events and transactions; and

                      (6) references to sections of or rules under the Securities Act or the TIA shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                   THE NOTES

SECTION 2.01.     FORM AND DATING.

          (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.     EXECUTION AND AUTHENTICATION.

                  One Officer shall sign the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the

Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.     HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b),(c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

         (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives from the transferor a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof, if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
              Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                      (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                      (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item
         (3) thereof;

         and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c)      Transfer or Exchange of Beneficial Interests for Definitive
Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
              Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
              (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (D) if such beneficial interest is being transferred to an
              Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) or (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable;

                  (E) if such beneficial interest is being transferred to the
              Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof,

         the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount; provided, that, the Company or the Registrar shall be entitled to request an Opinion of Counsel with respect to transfers pursuant to any of the preceding paragraphs (A) through (F). Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
         Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

         (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
              (1) a broker-dealer, (2) a

              Person participating in the distribution of the Exchange Notes or
              (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
              Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                      (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                      (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

         (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (D) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) or (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

         the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note; provided, that, the Company or the Registrar shall be entitled to request an Opinion of Counsel with respect to transfers pursuant to any of the preceding paragraphs
         (A) through (F).

         (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
              Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                      (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                      (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the subparagraphs in this
         Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

         (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

         (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                  (B) if the transfer will be made pursuant to any other
              exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable.

         (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or
              (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
              Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Participating
              Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                      (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                      (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

         (i)      Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global
              Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

       "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE

       EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OR (c) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE OR THE WARRANT AGENT, AS APPLICABLE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE OR THE WARRANT AGENT, AS APPLICABLE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (b), (c) or (d) BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                  (B) Notwithstanding the foregoing, any Global Note or
              Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
              (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
              Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

         (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (iii) Unit Legend. Each Note issued prior to the Separation Date shall bear the following legend (the "Unit Legend") on the face thereof:

         "THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSIST OF $1,000 PRINCIPAL AMOUNT OF THE NOTES AND ONE (1) WARRANT (THE "WARRANTS") INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 6.73833 SHARES, PAR VALUE $.001 PER SHARE, OF THE COMPANY. PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (I) 180 DAYS FOLLOWING THE CLOSING DATE, (II) THE DATE ON WHICH THE EXCHANGE OFFER REGISTRATION STATEMENT IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (III) THE DATE ON WHICH THE SHELF REGISTRATION STATEMENT IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
         (IV) SUCH DATE AS THE INITIAL PURCHASER SHALL DETERMINE AND (V) IN THE EVENT A CHANGE OF CONTROL OCCURS, THE DATE THE COMPANY MAILS THE REQUIRED NOTICE THEREOF TO THE NOTE HOLDERS, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS."

         (iv) Original Issue Discount Legend. Each Note shall bear a legend in substantially the following form:

         "FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $938;
         (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $62; (3) THE ISSUE DATE IS MAY 27, 1998; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 14.1778%."

           (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i)     General Provisions Relating to Transfers and Exchanges.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

         (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

         (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

         (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

         (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

         (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

         (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.     REPLACEMENT NOTES.

                  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the

Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.     OUTSTANDING NOTES.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.     TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.     TEMPORARY NOTES.

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive or certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.     CANCELLATION.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.     DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.     NOTICES TO TRUSTEE.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.     SELECTION OF NOTES TO BE REDEEMED.

                  If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.     NOTICE OF REDEMPTION.

                  Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE.

                  One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.     NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.     OPTIONAL REDEMPTION.

          (a) Except as set forth in clause (b) of this Section 3.07, the Notes will not be redeemable at the Company's option prior to May 15, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

                  YEAR                                                                  PERCENTAGE
                  ----                                                                  ----------
                  2003.................................................................  106.500%
                  2004.................................................................  104.333%
                  2005.................................................................  102.167%
                  2006 and thereafter..................................................  100.000%

          (b) Notwithstanding the provisions of clause (a) of this Section 3.07, any time after the Issue Date and prior to May 15, 2001, the Company, at its option, may redeem up to 35% of the then outstanding Notes with the net proceeds of an Initial Public Equity Offering of the Company at a redemption price of 113.0% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of redemption; provided that at least 65% in aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company, its subsidiaries and its Affiliates); and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Initial Public Equity Offering.

          (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08      MANDATORY REDEMPTION.

                  Except as set forth in Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

SECTION 3.09      OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

                  In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

                  The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a)     that the Asset Sale Offer is being made pursuant to this
Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (b)     the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

SECTION 4.01      PAYMENT OF NOTES.

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02      MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the corporate trust office located at 61 Broadway, 15th Floor, New York New York 10006 of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03      REPORTS.

          (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

          (b) For so long as any Notes remain outstanding, the Company and the Guarantors, if any, shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04      COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Escrow Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Escrow Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Escrow Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05      TAXES.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06      STAY, EXTENSION AND USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07      RESTRICTED PAYMENTS.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company);
(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes (other than Notes), except a payment of interest or principal at Stated Maturity and reasonable fees and expenses incurred in connection therewith; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the two most recent fiscal quarters ending immediately prior to the date of such Restricted Payment for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of Section 4.09; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

                  So long as no Default has occurred and is continuing or would be caused thereby, the foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) Investments by the Company or any of its Subsidiaries in any Permitted Joint Venture; provided that the aggregate Fair Market Value of all such Investments does not exceed $5.0 million at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any employee or any member of the Company's (or any of its Subsidiaries') management pursuant to any management or employee equity subscription or purchase agreement or stock option agreement in effect as of the date of this Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period; and (vii) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, not exceeding $2.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

                  Except to the extent specifically provided to the contrary herein, the amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 shall be based upon: (i) an Officer's Certificate delivered to the Trustee if such Fair Market Value is less than or equal to $500,000; (ii) the resolution of a majority of the disinterested members of the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, if such Fair Market Value is greater than $500,000 but less than $5.0 million; and (iii) an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing, if such Fair Market Value is equal to or exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with any other documents required by this Indenture.

SECTION 4.08   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries. However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) this Indenture and the Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (i) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.12 that limit the right of the Company or any of its Subsidiaries to dispose of the assets subject to such Lien, (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 4.09   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its

Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Company's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended two full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 5 to 1.

               The provisions of the first paragraph of this Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt") so long as no Default shall have occurred and be continuing or would be caused thereby:

         (i) the incurrence by the Company of no more than $10.0 million in connection with a Credit Facility at any one time outstanding; provided that the amount of Indebtedness permitted to be incurred pursuant to this clause (i) shall be reduced by the amount of all Net Proceeds of Asset Sales applied to repay Indebtedness under a Credit Facility pursuant to
      Section 4.10;

         (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

         (iii) the incurrence by the Company of Indebtedness represented by the Notes and the Exchange Notes;

         (iv) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money or similar obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the Permitted Business, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

         (v) the incurrence by the Company or any of its Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Company or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (v) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (v), does not exceed $5.0 million;

         (vi) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph hereof or clauses (i), (ii), (v) or (x) of this paragraph;

         (vii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (vii);

         (viii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

         (ix) the guarantee by the Company or any of its Subsidiaries of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; and

         (x) the incurrence by the Company or any of its Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $5.0 million.

             The Company shall not incur any Indebtedness (including Permitted
Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

             For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above as of the date of incurrence thereof, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09 as of the date of incurrence thereof, the Company shall, in its sole discretion, classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.09 and may treat revolving credit Indebtedness incurred in accordance with the first paragraph of this Section 4.09, as being incurred in its entire committed (whether or not at the time drawn) amount at the date on which the initial borrowing thereunder is made. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09.

SECTION 4.10   ASSET SALES.

               (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in accordance with Section 4.10(c) hereof) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

               (b) Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds to (a) to repay Indebtedness under a Credit Facility, (b) acquire all or substantially all of (1) the assets of, or a majority of the Voting Stock of, a Person engaged in a Telecommunications or Entertainment Business or (2) the assets of a line of business of a Person engaged in the Telecommunications or Entertainment Business; provided that such assets relate to the Telecommunications or Entertainment Business; or (c) to make a capital expenditure or otherwise acquire other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall be required to make an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

               (c) The determination of the Fair Market Value of any Asset Sale shall be based upon: (i) an Officer's Certificate delivered to the Trustee if such Fair Market Value is less than or equal to $500,000; (ii) the resolution of a majority of the disinterested members of the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, if such Fair Market Value is greater than $500,000 but less than $5.0 million; and (iii) an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing, if such Fair Market Value is equal to or exceeds $5.0 million. Not later than the date of making any Asset Sale, the Company shall deliver to the Trustee an Officers' Certificate stating that such Asset Sale is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were computed, together with any other documents required by this Indenture.

SECTION 4.11   TRANSACTIONS WITH AFFILIATES.

               The Company shall not, and shall not permit any of its Subsidiaries to make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (ii) transactions between or among the Company and/or its Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, and (v) Restricted Payments that are permitted by Section 4.07.

SECTION 4.12   LIENS.

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

SECTION 4.13   LINE OF BUSINESS.

               The Company shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 4.14   CORPORATE EXISTENCE.

               Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15   OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

               (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

               (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (c) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16   LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

               The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any of its Subsidiaries may enter into a Sale and Leaseback Transaction if (i) the Company or such Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to either (1) the Debt to Cash Flow test set forth in the first paragraph of Section 4.09 hereof or (2) clause (iv) of the second paragraph of Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

SECTION 4.17 LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY OWNED SUBSIDIARIES.

               The Company (i) shall not, and shall not permit any Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof and (ii) will not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company; provided that the provisions of this Section 4.17 shall not apply to Investments by the Company in Subsidiaries that are made in accordance with clause (iv) of the Section 4.07 hereof.

SECTION 4.18 LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS BY SUBSIDIARIES.

               The Company shall not permit any Subsidiary, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company ("Guaranteed Debt") unless each such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Notes by such Subsidiary, which Guarantee shall be (i) if the Notes or the Guarantee of such Subsidiary is subordinated in right of payment to the Guaranteed Debt, the Guarantee under the supplemental indenture shall be subordinated to such Subsidiary's guarantee with respect to the Guaranteed Debt substantially to the same extent as the Notes or the Guarantee are subordinated to the Guaranteed Debt under this Indenture; or
(ii) if the Guaranteed Debt is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Subsidiary, any such guarantee of such Subsidiary with respect to the Guaranteed Debt shall be subordinated in right of payment to such Subsidiary's Guarantee with respect to the Notes substantially to the same extent as the Guaranteed Debt is subordinated to the Notes or the Guarantee of such Subsidiary. Notwithstanding the foregoing, any such Guarantee by a Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture. The form of such Guarantee is attached as Exhibit E hereto.

SECTION 4.19   LIMITATION ON STATUS AS INVESTMENT COMPANY.

               The Company shall not, and shall not permit any of its Subsidiaries to, conduct its business in a fashion that would cause the Company to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise become subject to regulation under the Investment Company Act. For purposes of establishing the Company's compliance with this provision, any exemption which is or would become available under Section 3 (c) (1) or
Section 3 (c) (7) of the Investment Company Act will be disregarded.

SECTION 4.20   PAYMENTS FOR CONSENT.

               Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.21   SUBSIDIARY GUARANTEES.

               If the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture, then such newly acquired or created Subsidiary shall become a Guarantor by executing a Supplemental Indenture in the form attached hereto as Exhibit F and deliver an Opinion of Counsel to the Trustee to the effect that such Supplemental Indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms (subject to customary exceptions).

SECTION 4.22   ESCROW AGREEMENT DEPOSIT.

               Upon consummation of the initial sale of the Notes offered hereby on the date hereof, the Company will deposit $19,175,000 of the net proceeds from the sale of the Notes, in the Escrow Account with the Trustee. The Escrow Account shall be governed by the terms of the Escrow Agreement attached as Exhibit G hereto.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

               The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable two-quarter period on an annualized basis, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow test set forth in the first paragraph of Section 4.09 hereof. This Indenture shall also provide that the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this Section 5.01 shall not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Wholly Owned Subsidiaries.

SECTION 5.02   SUCCESSOR CORPORATION SUBSTITUTED.

               Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section
5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.01   EVENTS OF DEFAULT.

               An "Event of Default" occurs if:

          (a) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days, other than as provided in clause (b);

          (b) the Company defaults in payment pursuant to the Escrow Agreement or defaults in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

          (c) the Company fails to comply with any of the provisions of Section 4.07, 4.09, 4.10 or 4.15 hereof;

          (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

          (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $3.0 million or more;

          (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments are not paid, discharged or stayed for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such unpaid, undischarged or unstayed judgments exceeds $3.0 million;

          (g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

              (i)     commences a voluntary case,

              (ii) consents to the entry of an order for relief against it in an involuntary case,

              (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

              (iv) makes a general assignment for the benefit of its creditors, or

              (v)     generally is not paying its debts as they become due; or

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

              (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

              (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

      and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02   ACCELERATION.

              If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section
6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

              If an Event of Default occurs on or after May 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to May 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on May 15 of the years set forth below, as set forth below (expressed as a percentage of the amount that would otherwise be due but for the provisions of this paragraph, plus accrued interest, if any, to the date of payment):

              YEAR                                            PERCENTAGE
              ----                                            ----------
              1998............................................13.000%
              1999............................................11.375%
              2000............................................ 9.750%

              2001.............................................8.125%
              2002.............................................6.500%

SECTION 6.03  OTHER REMEDIES.

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04  WAIVER OF PAST DEFAULTS.

              Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05  CONTROL BY MAJORITY.

              Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06  LIMITATION ON SUITS.

              A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

              (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

              (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

              (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

              (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

              (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

              A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

              Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08  COLLECTION SUIT BY TRUSTEE.

              If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09  TRUSTEE MAY FILE PROOFS OF CLAIM.

              The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10  PRIORITIES.

              If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

              First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

              Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

              Third: to the Company or to such party as a court of competent jurisdiction shall direct.

              The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11  UNDERTAKING FOR COSTS.

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

SECTION 7.01   DUTIES OF TRUSTEE.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b)    Except during the continuance of an Event of Default:

        (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

        (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not independently verify the contents of such certificates and opinions.

        (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

        (i) this paragraph does not limit the effect of paragraph (b) of this Section;

        (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section and Section 7.02.

        (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02  RIGHTS OF TRUSTEE.

        (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

        (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE.

             The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04 TRUSTEE'S DISCLAIMER.

             The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05   NOTICE OF DEFAULTS.

               If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

               Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

        A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07   COMPENSATION AND INDEMNITY.

               The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

               The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

               To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

               The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08   REPLACEMENT OF TRUSTEE.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

        (a) the Trustee fails to comply with Section 7.10 hereof;

        (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

        (c) a Custodian or public officer takes charge of the Trustee or its property; or

        (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09   SUCCESSOR TRUSTEE BY MERGER, ETC.

               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10   ELIGIBILITY; DISQUALIFICATION.

               There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

               This Indenture shall always have a Trustee who satisfies the requirements of TIAss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

               The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

               The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02   LEGAL DEFEASANCE AND DISCHARGE.

               Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and

Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and
(d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03   COVENANT DEFEASANCE.

               Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and 4.22 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

               The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

           (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

           (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the

Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

              (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

              (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

              (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

              Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

              The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

               Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06   REPAYMENT TO COMPANY.

               Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07   REINSTATEMENT.

               If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01      WITHOUT CONSENT OF HOLDERS OF NOTES.

                  Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors, if any, and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees, if any, or the Notes without the consent of any Holder of a Note:

          (a)     to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (c) to provide for the assumption of the Company's or a Guarantor's, if any, obligations to the Holders of the Notes by a successor to the Company or a Guarantor, if any, pursuant to Article 5 hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (f) to allow any Subsidiary to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors, if any, in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02      WITH CONSENT OF HOLDERS OF NOTES.

                  Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.15 hereof), the Subsidiary Guarantees, if any, and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees, if any, or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes).
Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof;

          (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

          (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 and 4.15 hereof);

          (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

          (i) release a Guarantor, if any, from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture.

SECTION 9.03      COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04      REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05      NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                             COLLATERAL AND SECURITY

SECTION 10.01.    ESCROW AGREEMENT.

                  The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of or payment of all other obligations of the Company to the Holders of Notes or to the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Escrow Agreement which the Company has entered into simultaneously with the execution of this Indenture and which is attached as Exhibit G hereto. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Escrow Agreement (including, without limitation, the provisions providing for foreclosure and release of Escrow Proceeds) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Escrow Agent to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Escrow Agent copies of all documents pursuant to the Escrow Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Escrow Agent the security interest in the Escrow Proceeds contemplated hereby, by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, upon request of the Escrow Agent, any and all actions reasonably required to cause the Escrow Agreement to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Pledged Collateral, in favor of the Escrow Agent for the benefit of the Holders of Notes and the Trustee, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens. Each Holder of Notes, by its acceptance thereof, acknowledges and agrees that the Trustee may also act as Escrow Agent pursuant to the terms of the Escrow Agreement.

SECTION 10.02.    RECORDING AND OPINIONS.

                  (a) The Company shall furnish to the Escrow Agent and the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Escrow Agreement, and reciting with respect to the security interests in the Pledged Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

                  (b) The Company shall furnish to the Escrow Agent and the Trustee on May 27 in each year beginning with May 27, 1999, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Escrow Agreement and reciting with respect to the security interests in the Pledged Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Escrow Agent hereunder and under the Escrow Agreement with respect to the security interests in the Pledged Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

                  (c) The Company shall otherwise comply with the provisions of TIA ss.314(b).

SECTION 10.03.    RELEASE OF COLLATERAL.

                  (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Pledged Collateral may be released from the Lien and security interest created by the Escrow Agreement at any time or from time to time in accordance with the provisions of the Escrow Agreement or as provided hereby.

                  (b) No Pledged Collateral shall be released from the Lien and security interest created by the Escrow Agreement pursuant to the provisions of the Escrow Agreement unless there shall have been delivered to the Escrow Agent and the Trustee the certificate required by this Section 10.03.

                  (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Escrow Agent has knowledge of such Default or Event of Default, no release of Pledged Collateral pursuant to the provisions of the Escrow Agreement shall be effective as against the Holders of Notes.

                  (d) The release of any Pledged Collateral from the terms of this Indenture and the Escrow Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the terms of the Escrow Agreement. To the extent applicable, the Company shall cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Escrow Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Escrow Agreement, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Escrow Agent in the exercise of reasonable care.

SECTION 10.04.    CERTIFICATES OF THE COMPANY.

                  (a) The Company shall furnish to the Trustee and the Escrow Agent, prior to each proposed release of Pledged Collateral pursuant to the Escrow Agreement, (i) all documents required by TIA ss. 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA ss. 314(d). The Trustee and the Escrow Agent may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.05. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE ESCROW AGENT UNDER THE ESCROW AGREEMENT.

                  Subject to the provisions of Section 7.01 and 7.02 hereof, the Escrow Agent may, in its sole discretion and without the consent of the Holders of Notes, take, on behalf of the Holders of Notes, all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Escrow Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Escrow Agent shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Escrow Agreement or this Indenture, and such suits and proceedings as the Escrow Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Escrow Agent).

SECTION 10.06. AUTHORIZATION OF RECEIPT OF FUNDS BY THE ESCROW AGENT UNDER THE ESCROW AGREEMENT.

                  The Escrow Agent is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Escrow Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

SECTION 10.07.    TERMINATION OF SECURITY INTEREST.

                  Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance or Covenant Defeasance, the Escrow Agent shall release the Liens pursuant to this Indenture and the Escrow Agreement.

                                   ARTICLE 11.
                                  MISCELLANEOUS

SECTION 11.01.    TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 11.02.    NOTICES.

                  Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

                  If to the Company and/or Guarantor:

                  Park `N View, Inc.
                  11711 NW 39th Street
                  Coral Springs, Florida 33065
                  Telephone No.:  (954) 754-7800
                  Telecopier No.:  (954) 745-7899
                  Attention:  Steve Conkling

                  With a copy to:

                  Kilpatrick Stockton LLP
                  4100 Lake Boone Trail, Suite 400
                  Raleigh, NC  27607
                  Telephone No.: (919) 420-1700
                  Telecopier No. (919) 420-1800
                  Attention:  James M. O'Connell, Esq.

                  If to the Trustee:

                  State Street Bank and Trust Company
                  Goodwin Square, 225 Asylum Street
                  Hartford, CT  06103
                  Telephone No.: (860) 244-1817
                  Telecopier No.: (860) 244-1889
                  Attention:  Elizabeth Hammer

                  The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03.    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.    RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

                  No past, present or future director, officer, employee, incorporator or stockholder of the Company as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or the Escrow Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08.    GOVERNING LAW.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, IF ANY, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.    SUCCESSORS.

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11.    SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.    INTERPRETATION OF SECURITY INTERESTS.

                  For purposes of the Sections 4.10, 4.15 and Section 5.01 any grant of a security interest by the Company that is otherwise permitted by this Indenture (as opposed to any transfer as a result of the exercise of remedies under any instrument or document creating such interest) will not be deemed to be a sale, lease, transfer or other disposition of an asset.

SECTION 11.13.    COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.14.    TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                          [Signatures on following page]

                                   SIGNATURES

Dated as of May 27, 1998

                                                 PARK`N VIEW, INC.

                                                 BY:   /s/ Stephen L. Conkling
                                                    ----------------------------
                                                    Name: Stephen L. Conkling
                                                    Title:  CFO, COO




                                                 STATE STREET BANK AND TRUST
                                                 COMPANY


                                                 By:   /s/ Steven Cimalore
                                                    ----------------------------
                                                 Name:  Steven Cimalore
                                                 Title:  Vice President

                                    EXHIBIT A
                                 (Face of Note)

===============================================================================


(a)    CUSIP __________

       13% [Series A] [Series B] Senior Notes due 2008

                                                                   $
                                                                    ----------

                               PARK `N VIEW, INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of
                                          Dollars on May 15, 2008
 ----------------------------------------


Interest Payment Dates:  May 15 and November 15

Record Dates:  May 1 and November 1



                                       DATED: __________, 1998


                                       PARK `N VIEW, INC.


                                       BY:
                                          -------------------------------------
                                          Name:
                                          Title:


This is one of the
Notes referred to in the
within-mentioned Indenture:


STATE STREET BANK AND TRUST COMPANY,
as Trustee


By:
   ------------------------------------

===============================================================================

                                 (Back of Note)


                 13% [Series A] [Series B] Senior Notes due 2008

         [THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.](1)

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OR (c) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2),
         (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE OR THE WARRANT AGENT, AS APPLICABLE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE OR THE WARRANT AGENT, AS APPLICABLE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (b), (c) or (d) BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE

-----------------------

(1) This paragraph should be included only if Note is issued in global form.

         REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

         THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSIST OF $1,000 PRINCIPAL AMOUNT OF THE NOTES AND ONE (1) WARRANT (THE "WARRANTS") INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 6.73833 SHARES, PAR VALUE $.001 PER SHARE, OF THE COMPANY. PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (I) 180 DAYS FOLLOWING THE CLOSING DATE, (II) THE DATE ON WHICH THE EXCHANGE OFFER REGISTRATION STATEMENT IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (III) THE DATE ON WHICH THE SHELF REGISTRATION STATEMENT IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
         (IV) SUCH DATE AS THE INITIAL PURCHASER SHALL DETERMINE AND (V) IN THE EVENT A CHANGE OF CONTROL OCCURS, THE DATE THE COMPANY MAILS THE REQUIRED NOTICE TO THE NOTE HOLDERS, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.

         FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $938.007; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $61.993; (3) THE ISSUE DATE IS MAY 27, 1998; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 14.17766%.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Park `N View, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 13% per annum from the Closing Date until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 15, 1998 The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE AND ESCROW AGREEMENT. The Company issued the Notes under an Indenture dated as of May 27, 1998 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company limited to $75.0 million in aggregate principal amount. The Notes are secured by a pledge of U.S. Government Obligations pursuant to the Escrow Agreement referred to in the Indenture.

                  5.       OPTIONAL REDEMPTION.

                  (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Notes will not be redeemable at the Company's option prior to May 15, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

                  YEAR                                                                  PERCENTAGE

                  2003...................................................................106.500%
                  2004...................................................................104.333%
                  2005...................................................................102.167%
                  2006 and thereafter                                                    100.000%

                  (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, any time after the Issue Date and prior to May 15, 2001, the Company, at its option, may redeem up to 35% of the then outstanding Notes with the net proceeds of an Initial Public Equity Offering of the Company at a redemption price of 113.0% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of redemption; provided that at least 65% in aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company, its subsidiaries and its Affiliates); and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Initial Public Equity Offering.

                  6.       MANDATORY REDEMPTION.

                  Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                  7.       REPURCHASE AT OPTION OF HOLDERS.

                  (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Within ten days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                  8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees, if any, or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees, if any, or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees, if any, or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's, if any, obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to allow any Subsidiary to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

                  12.      DEFAULTS AND REMEDIES. Events of Default include:
(i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes, other than as provided in clause (ii); (ii) default in payment pursuant to the Escrow Agreement or a default in payment when due of principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with Section 4.07, 4.09, 4.10 or 4.15 of the Indenture; (iv) failure by the Company or any of its Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other covenants, representations, warranties or other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $3.0 million or more; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $3.0 million; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes, the Indenture or the Escrow Agreement for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  15.      AUTHENTICATION.   This Note shall not be valid until
authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of May 27, 1998, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                  18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Park `N View, Inc.
                  11711 NW 39th Street
                  Coral Springs, Florida 33065
                  Attention:  Steve Conkling

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to



-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:
     --------------
                                       Your Signature:__________________________
                                       (Sign exactly as your name appears on the face of this Note)


SIGNATURE GUARANTEE.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          [ ]  Section 4.10              [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________





Date: __________
                                 Your Signature:
                                                -------------------------------
                                 (Sign exactly as your name appears on the Note)

                                 Tax Identification No:
                                                       ------------------------


SIGNATURE GUARANTEE.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                     Principal Amount
                        Amount of           Amount of increase              of
                       decrease in             in Principal          this Global Note         Signature of
                     Principal Amount             Amount              following such       authorized officer
                           of                       of                 decrease (or          of Trustee or
Date of Exchange     this Global Note       this Global Note            increase)            Note Custodian
-------------------------------------------------------------------------------------------------------------






                                    EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

Park `N View, Inc.
11711 NW 39th Street
Coral Springs, Florida 33065

State Street Bank and Trust Company
Goodwin Square, 225 Asylum Street
Hartford, Connecticut  06103

                  Re:      13% Senior Notes due 2008 of Park `N View, Inc.

                  Reference is hereby made to the Indenture, dated as of May 27, 1998 (the "Indenture"), between Park `N View, Inc., as issuer (the "Company"), and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.       [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the

Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

         (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

         (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

         (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

3. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

         (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) [ ]  CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.
(i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                    -----------------------------------------
                                    [Insert Name of Transferor]


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:
Dated: ___________, _____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a)      [ ] a beneficial interest in the:

                  (i)  [ ] 144A Global Note (CUSIP          ), or

                  (ii) [ ] a Restricted Definitive Note.

         2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                  (a)  [ ] a beneficial interest in the:

                            (i)     [ ] 144A Global Note (CUSIP      ), or

                           (ii)     [ ] Unrestricted Global Note (CUSIP   ); or

                  (b)  [ ] a Restricted Definitive Note; or

                  (c)  [ ] an Unrestricted Definitive Note,

              in accordance with the terms of the Indenture.

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE


Park `N View, Inc.
11711 NW 39th Street
Coral Springs, Florida 33065

State Street Bank and Trust Company
Goodwin Square, 225 Asylum Street
Hartford, Connecticut  06103

         Re: 13% Senior Notes due 2008 of Park `N View, Inc.

                               (CUSIP____________)

         Reference is hereby made to the Indenture, dated as of May 27, 1998 (the "Indenture"), between Park `N View, Inc., as issuer (the "Company"), and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the 144A Global Note with an equal principal amount, the Owner hereby certifies
(i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                            -----------------------------------
                                                  [Insert Name of Owner]


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

Dated: ________________, ____

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR



Park `N View, Inc.
11711 NW 39th Street
Coral Springs, Florida 33065

State Street Bank and Trust Company
Goodwin Square, 225 Asylum Street
Hartford, Connecticut  06103

              Re:  13% Senior Notes due 2008 of Park `N View, Inc.

         Reference is hereby made to the Indenture, dated as of May 27, 1998 (the "Indenture"), between Park `N View, Inc., as issuer (the "Company"), and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a)      [ ] a beneficial interest in a Global Note, or

         (b)      [ ] a Definitive Note,

         we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                     ------------------------------------------
                                        [Insert Name of Accredited Investor]



                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:


Dated: __________________, ____

                                    EXHIBIT E
                FORM OF NOTATION OF SUBSIDIARY GUARANTEE ON NOTE


         Each Guarantor (as defined in the Indenture) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity or an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest, to the extent lawful, on the Notes and (c) that in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension of renewal, whether at stated maturity, by acceleration or otherwise.

         Notwithstanding the foregoing, in the event that the Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

         The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.


Dated:_____________, _____            [GUARANTOR]



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT F
                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guarantor"), a subsidiary of
Park `N View, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and State Street Bank and Trust Company, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 27, 1998 providing for the issuance of an aggregate principal amount of up to $75.0 million of 13% Senior Notes due 2008 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings as signed to them in the Indenture.

         2. INDENTURE PROVISION PURSUANT TO WHICH GUARANTEE IS GIVEN. This Supplemental Indenture is being executed and delivered pursuant to Section 4.21 of the Indenture.

         3. AGREEMENTS TO GUARANTEE. The Guarantor hereby agrees as follows:

                  (a) The Guarantor, jointly and severally with all other Guarantors, if any, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes and the obligations of the Company under the Indenture and the Notes, that:

                           (i)      the principal of, premium, if any, and
interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee thereunder shall be promptly paid in full, all in accordance with the terms thereof; and

                           (ii)     in case of any extension of time for payment
or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

         Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under this Supplemental Indenture and its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

         4.       EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES

                  (a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, the Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Annex A hereto shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

                  (b) Notwithstanding the foregoing, the Guarantor hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  (c) If an officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                  (d) The delivery of the Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Guarantor.

                  (e) The Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (f) The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture or pursuant to Section 5(b) of this Supplemental Indenture.

                  (g) If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         (h) The Guarantor hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Guarantor as a result of any payment by such Guarantor under its Subsidiary Guarantee. The Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

                           (i)      the maturity of the obligations guaranteed
hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

                           (ii)     in the event of any declaration of
acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

         (i) The Guarantor shall have the right to seek contribution from any other non-paying Guarantor, if any, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

         (j) The Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture or this Subsidiary Guarantee; and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


         5.       SUBSIDIARY GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS

                  (a) Except as set forth in Articles Four and Five of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes shall prevent any consolidation or merger of the Guarantor with or into the Company or any other Guarantor or shall prevent any transfer, sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety, to the Company or any other Guarantor.

                  (b) Except as set forth in Article Five of the Indenture, upon the sale or disposition of all of the Capital Stock of the Guarantor by the Company or the Subsidiary of the Company, or upon the consolidation or merger of the Guarantor with or into any Person, or the sale of all or substantially all of the assets of the Guarantor (in each case, other than to an Affiliate of the Company), such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this

Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder if no Default shall have occurred and be continuing; provided, that in the event of an Asset Sale, the Net Cash Proceeds therefrom are treated in accordance with Section 4.10 of the Indenture. Except with respect to transactions set forth in the preceding sentence, the Company and the Guarantor covenant and agree that upon any such consolidation, merger or transfer of assets, the performance of all covenants and conditions of this Supplemental Indenture to be performed by such Guarantor shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation which shall have acquired such property. Upon receipt of an Officer's Certificate of the Company or the Guarantor, as the case may be, to the effect that the Company or such Guarantor has complied with the first sentence of this Section 5(b), the Trustee shall execute any documents reasonably requested by the Company or the Guarantor, at the cost of the Company or such Guarantor, as the case may be, in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under the Indenture and this Supplemental Indenture.

         6. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

         7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, ____

                                    [GUARANTOR]


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    PARK `N VIEW, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    [EXISTING GUARANTORS]


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title


                                    STATE STREET BANK AND TRUST
                                    COMPANY, as Trustee


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT G
                            FORM OF ESCROW AGREEMENT



===============================================================================






                    PLEDGE, ESCROW AND DISBURSEMENT AGREEMENT

                                  by and among





                               PARK `N VIEW, INC.



                       STATE STREET BANK AND TRUST COMPANY

                                   as Trustee



                                       and

                       STATE STREET BANK AND TRUST COMPANY

                                 as Escrow Agent





                                  May 27, 1998






===============================================================================

                    PLEDGE, ESCROW AND DISBURSEMENT AGREEMENT

THIS PLEDGE, ESCROW AND DISBURSEMENT AGREEMENT (this "Agreement"), dated as of May 27, 1998, is by and among PARK `N VIEW, INC. (the "Company"), STATE STREET BANK AND TRUST COMPANY, as trustee under the Indenture referred to below (the "Trustee"), AND STATE STREET BANK AND TRUST COMPANY, in its capacity as collateral agent for the Trustee and the Holders of the Notes hereinafter described (the "Escrow Agent").


                                    RECITALS

A. The Notes. Pursuant to that certain Indenture (the "Indenture") dated as of May 27, 1998, by and between the Company and the Trustee, the Company will issue $75,000,000 in aggregate principal amount of 13% Senior Notes due 2008 (collectively, the "Notes"). Immediately after receipt of payment for the Notes (the "Deposit Time"), the Company will deposit $19,175,000 of the net proceeds from the sale of the Notes (the "Escrow Proceeds") into a segregated cash collateral trust account with the Escrow Agent at its office at 61 Broadway, New York, New York 10006 in the name of State Street Bank and Trust Company, as Escrow Agent, "Collateral Account for Park `N View, Inc." (the "Escrow Account"). The Escrow Account and all balances and investments from time to time therein shall be under the sole dominion and control of the Escrow Agent for the benefit of the Holders of the Notes. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

B. Purpose. The parties hereto desire to set forth their agreement with regard to the administration of the Escrow Account, the creation of a security interest in the Collateral (as defined herein) and the conditions upon which funds will be released from the Escrow Account and the conditions upon which the security interest and Lien described herein will be released.


                                    AGREEMENT

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                              1. SECURITY INTEREST.

1.1. PLEDGE AND ASSIGNMENT. THE COMPANY HEREBY IRREVOCABLY PLEDGES, ASSIGNS AND SETS OVER TO THE TRUSTEE, AND GRANTS TO THE TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF THE NOTES, A FIRST PRIORITY CONTINUING SECURITY INTEREST IN ALL OF THE COMPANY'S RIGHT, TITLE AND INTEREST TO ALL OF THE FOLLOWING, WHETHER NOW OWNED OR EXISTING OR HEREAFTER ACQUIRED OR CREATED (COLLECTIVELY, THE "COLLATERAL"):

          1.1.1.  the Escrow Account;

          1.1.2. all funds from time to time held in the Escrow Account, including, without limitation, the Escrow Proceeds and all certificates and instruments, if any, from time to time, representing or evidencing the Escrow Account or the Escrow Proceeds;

          1.1.3. all Pledged Securities (as defined herein), whether the same shall constitute certificated securities, uncertificated securities, investment property, instruments, general intangibles or otherwise held by or registered in the name of the Escrow Agent or the Trustee and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Securities;

          1.1.4. all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee or the Escrow Agent for or on behalf of the Company in substitution for or in addition to any or all of the then existing Collateral;

          1.1.5. all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

          1.1.6. all proceeds of the foregoing including, without limitation, cash proceeds.

The Company and the Trustee hereby appoint the Escrow Agent to act as the Trustee's agent, on behalf of the Holders of the Notes, for purposes of perfecting the foregoing pledge, assignment and security interest in the Collateral, and the Escrow Agent hereby accepts such appointment. The Escrow Agent hereby acknowledges the security interest in the Collateral granted by the Company in favor of the Trustee hereunder. The Escrow Agent further acknowledges that it is holding the Collateral for the benefit of the Holders of the Notes subject to the pledge and security interest granted to the Trustee hereunder. Without prejudice to the Trustee's rights under Section 7.07 of the Indenture, for so long as the foregoing pledge, assignment and security interest remains in effect, the Escrow Agent hereby waives any right of setoff or banker's lien that it, in its individual capacity, may have with respect to any or all of the Collateral.

1.2. SECURED OBLIGATIONS. THIS AGREEMENT SECURES THE DUE AND PUNCTUAL PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND INDEBTEDNESS OF THE COMPANY, WHETHER NOW OR HEREAFTER EXISTING, UNDER THE NOTES AND THE INDENTURE INCLUDING, WITHOUT LIMITATION, INTEREST ACCRUED THEREON AFTER THE COMMENCEMENT OF A BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING INVOLVING THE COMPANY TO THE EXTENT PERMITTED BY APPLICABLE LAW (COLLECTIVELY, THE "SECURED OBLIGATIONS").

1.3. DELIVERY OF COLLATERAL. ALL CERTIFICATES OR INSTRUMENTS, IF ANY, REPRESENTING OR EVIDENCING THE COLLATERAL SHALL BE HELD BY OR ON BEHALF OF THE ESCROW AGENT PURSUANT HERETO AND SHALL BE IN SUITABLE FORM FOR TRANSFER BY DELIVERY, OR SHALL BE ACCOMPANIED BY DULY EXECUTED INSTRUMENTS OF TRANSFER OR ASSIGNMENTS IN BLANK, ALL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE TRUSTEE AND THE ESCROW AGENT. ALL SECURITIES IN UNCERTIFICATED OR BOOK-ENTRY FORM, IF ANY, REPRESENTING OR EVIDENCING THE COLLATERAL SHALL BE REGISTERED IN THE NAME OF THE TRUSTEE OR ANY OF ITS NOMINEES BY BOOK-ENTRY OR AS OTHERWISE APPROPRIATE SO AS TO PROPERLY IDENTIFY THE INTEREST OF THE TRUSTEE THEREIN. IN ADDITION, THE TRUSTEE SHALL HAVE THE RIGHT, AT ANY TIME FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT, AND ONLY FOR SO LONG AS SUCH EVENT OF DEFAULT IS CONTINUING, TO INSTRUCT THE ESCROW AGENT TO RELEASE THE COLLATERAL AND TO TRANSFER TO OR TO REGISTER IN THE NAME OF THE TRUSTEE OR ANY OF ITS NOMINEES ANY OR ALL OTHER COLLATERAL. EXCEPT AS OTHERWISE PROVIDED HEREIN, ALL COLLATERAL SHALL BE DEPOSITED AND HELD IN THE ESCROW ACCOUNT. THE TRUSTEE SHALL HAVE THE RIGHT AT ANY TIME TO EXCHANGE CERTIFICATES OR INSTRUMENTS REPRESENTING OR EVIDENCING ALL OR ANY PORTION OF THE COLLATERAL FOR CERTIFICATES OR INSTRUMENTS OF SMALLER OR LARGER DENOMINATIONS IN THE SAME AGGREGATE AMOUNT.

1.4. FURTHER ASSURANCES. PRIOR TO, CONTEMPORANEOUSLY HEREWITH, AND AT ANY TIME AND FROM TIME TO TIME HEREAFTER, THE COMPANY SHALL, AT THE COMPANY'S EXPENSE, EXECUTE AND DELIVER TO THE TRUSTEE OR THE ESCROW AGENT SUCH OTHER INSTRUMENTS AND DOCUMENTS,

AND SHALL TAKE ALL FURTHER ACTION AS IT DEEMS REASONABLY NECESSARY OR ADVISABLE OR AS THE TRUSTEE OR THE ESCROW AGENT MAY REASONABLY REQUEST, INCLUDING, WITHOUT LIMITATION, AN OPINION OF COUNSEL, UPON WHICH THE TRUSTEE OR THE ESCROW AGENT, AS THE CASE MAY BE, MAY CONCLUSIVELY RELY, TO CONFIRM OR PERFECT THE SECURITY INTEREST OF THE TRUSTEE GRANTED OR PURPORTED TO BE GRANTED HEREBY OR TO ENABLE THE TRUSTEE TO EXERCISE AND ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER WITH RESPECT TO ANY COLLATERAL, AND THE COMPANY SHALL TAKE ALL NECESSARY ACTION TO PRESERVE AND PROTECT THE SECURITY INTEREST CREATED HEREBY AS A FIRST PRIORITY, PERFECTED LIEN AND ENCUMBRANCE UPON THE COLLATERAL. THE COMPANY SHALL PAY ALL COSTS INCURRED IN CONNECTION WITH ANY OF THE FOREGOING.

1.5. MAINTAINING THE ESCROW ACCOUNT. SO LONG AS THIS AGREEMENT IS IN FULL FORCE AND EFFECT:

          1.5.1. the Company shall establish and maintain the Escrow Account with the Escrow Agent in New York, New York, and the Escrow Account and the Collateral shall at all times remain under the exclusive dominion and control of the Escrow Agent for the benefit of the Holders of the Notes; and

          1.5.2. it shall be a term and condition of the Escrow Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Escrow Account and except as otherwise provided by the provisions of Article 3 of this Agreement, that no amount (including, without limitation, interest on or other proceeds of the Escrow Account or on any Pledged Securities held therein) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Company or any other person or entity other than the Trustee from the Escrow Account.

          1.5.3. the Escrow Agent shall have full and exclusive control over the Collateral and no act or consent by the Company shall be required for the Trustee to effect its duties hereunder. In the event that inconsistent provisions are taken by the Trustee and the Company, the Trustee's instructions shall govern.

1.6. TRANSFERS AND OTHER LIENS. UNTIL TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 8, THE COMPANY AGREES THAT IT SHALL NOT (I) SELL, ASSIGN (BY OPERATION OF LAW OR OTHERWISE) OR OTHERWISE DISPOSE OF, OR GRANT ANY OPTION WITH RESPECT TO, ANY OF THE COLLATERAL OR (II) CREATE OR PERMIT TO EXIST ANY LIEN UPON OR WITH RESPECT TO ANY OF THE COLLATERAL, EXCEPT FOR THE SECURITY INTEREST UNDER THIS AGREEMENT.

1.7. ATTORNEYS-IN-FACT. IN ADDITION TO ALL OF THE POWERS GRANTED TO THE TRUSTEE PURSUANT TO ARTICLE 6 OF THE INDENTURE, THE COMPANY HEREBY IRREVOCABLY APPOINTS EACH OF THE TRUSTEE AND THE ESCROW AGENT AS THE COMPANY'S ATTORNEY-IN-FACT, COUPLED WITH AN INTEREST, WITH FULL AUTHORITY IN THE PLACE AND STEAD OF THE COMPANY AND IN THE NAME OF THE COMPANY OR OTHERWISE, FROM TIME TO TIME IN THE TRUSTEE'S OR THE ESCROW AGENT'S DISCRETION TO, SO LONG AS ANY EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH THE TRUSTEE OR THE ESCROW AGENT MAY DEEM REASONABLY NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, TO RECEIVE, ENDORSE AND COLLECT ALL INSTRUMENTS MADE PAYABLE TO THE COMPANY REPRESENTING ANY INTEREST PAYMENT, DIVIDEND OR OTHER DISTRIBUTION IN RESPECT OF THE COLLATERAL OR ANY PART THEREOF AND TO GIVE FULL DISCHARGE FOR THE SAME, AND THE EXPENSES OF THE TRUSTEE (INCLUDING REASONABLE FEES OF

ITS AGENTS AND COUNSEL) INCURRED IN CONNECTION THEREWITH SHALL BE PAYABLE BY THE COMPANY.

1.8. TRUSTEE OR ESCROW AGENT MAY PERFORM. WITHOUT LIMITING THE AUTHORITY GRANTED UNDER SECTION 1.7 AND EXCEPT WITH RESPECT TO THE FAILURE OF THE COMPANY TO DELIVER INVESTMENT INSTRUCTIONS, WHICH SHALL BE GOVERNED BY THE SECOND PARAGRAPH OF SECTION 2.1 HEREOF, IF THE COMPANY FAILS TO PERFORM ANY AGREEMENT CONTAINED HEREIN, THE TRUSTEE OR THE ESCROW AGENT MAY, BUT SHALL NOT BE OBLIGATED TO, ITSELF PERFORM, OR CAUSE PERFORMANCE OF, SUCH AGREEMENT, AND THE EXPENSES OF THE TRUSTEE OR THE ESCROW AGENT INCURRED IN CONNECTION THEREWITH SHALL BE PAYABLE BY THE COMPANY. IN THE EVENT THAT THE TRUSTEE OR THE ESCROW AGENT PERFORM PURSUANT TO THIS SECTION 1.8, THE COMPANY SHALL COMPENSATE, REIMBURSE AND INDEMNIFY THE TRUSTEE OR THE ESCROW AGENT, AS THE CASE MAY BE, IN THE MANNER PROVIDED IN SECTION 7.07 OF THE INDENTURE.

                   1.9. ESCROW ACCOUNT STATEMENT. EACH MONTH, THE ESCROW AGENT SHALL DELIVER TO THE COMPANY AND THE TRUSTEE A STATEMENT IN A FORM SATISFACTORY TO THE COMPANY AND THE TRUSTEE SETTING FORTH WITH REASONABLE PARTICULARITY THE BALANCE OF FUNDS THEN IN THE ESCROW ACCOUNT AND THE MANNER IN WHICH SUCH FUNDS ARE INVESTED. THE PARTIES HERETO IRREVOCABLY INSTRUCT THE ESCROW AGENT THAT ON THE FIRST DATE UPON WHICH THE BALANCE IN THE ESCROW ACCOUNT IS REDUCED TO ZERO, THE ESCROW AGENT SHALL DELIVER TO THE COMPANY AND TO THE TRUSTEE A NOTICE THAT THE BALANCE IN THE ESCROW ACCOUNT HAS BEEN REDUCED TO ZERO.

2. INVESTMENT AND LIQUIDATION OF FUNDS IN ESCROW ACCOUNT. FUNDS DEPOSITED IN THE ESCROW ACCOUNT SHALL BE INVESTED AND REINVESTED BY THE ESCROW AGENT ON THE FOLLOWING TERMS AND CONDITIONS:

2.1. PLEDGED SECURITIES. SUBJECT TO THE PROVISIONS OF ARTICLES 2 AND 3, FUNDS HELD BY THE ESCROW AGENT IN THE ESCROW ACCOUNT MAY, AT THE WRITTEN DIRECTION OF THE COMPANY, BE INVESTED AND REINVESTED SOLELY IN THE FOLLOWING ("PLEDGED SECURITIES"): (X) SECURITIES THAT ARE (I) DIRECT OBLIGATIONS OF THE UNITED STATES OF AMERICA FOR THE PAYMENT OF WHICH THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA IS PLEDGED OR (II) OBLIGATIONS OF A PERSON CONTROLLED OR SUPERVISED BY AND ACTING AS AN AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OF AMERICA THE PAYMENT OF WHICH IS UNCONDITIONALLY GUARANTEED AS A FULL FAITH AND CREDIT OBLIGATION BY THE UNITED STATES OF AMERICA, WHICH IN EITHER CASE, ARE NOT CALLABLE OR REDEEMABLE AT THE OPTION OF THE ISSUER THEREOF, AND (Y) DEPOSITORY RECEIPTS ISSUED BY A BANK (AS DEFINED IN SECTION 3(A)(2) OF THE SECURITIES ACT) AS CUSTODIAN WITH RESPECT TO ANY U.S. GOVERNMENT OBLIGATION WHICH IS SPECIFIED IN CLAUSE (X) ABOVE AND HELD BY SUCH BANK FOR THE ACCOUNT OF THE HOLDER OF SUCH DEPOSITORY RECEIPT, OR WITH RESPECT TO ANY SPECIFIC PAYMENT OF PRINCIPAL OR INTEREST ON ANY U.S. GOVERNMENT OBLIGATION WHICH IS SO SPECIFIED AND HELD, PROVIDED THAT (EXCEPT AS REQUIRED BY LAW) SUCH CUSTODIAN IS NOT AUTHORIZED TO MAKE ANY DEDUCTION FROM THE AMOUNT PAYABLE TO THE HOLDER OF SUCH DEPOSITORY RECEIPT FROM ANY AMOUNT RECEIVED BY THE CUSTODIAN IN RESPECT OF THE U.S. GOVERNMENT OBLIGATION OR THE SPECIFIC PAYMENT OF PRINCIPAL OR INTEREST OF THE U.S. GOVERNMENT OBLIGATION EVIDENCED BY SUCH DEPOSITORY RECEIPT ("U.S. GOVERNMENT OBLIGATIONS"), IN EACH CASE, HAVING A MATURITY DATE ON OR BEFORE THE DATE ON WHICH THE PAYMENTS OF INTEREST ON THE NOTES TO WHICH SUCH U.S. GOVERNMENT OBLIGATIONS ARE PLEDGED TO SECURE OCCUR.

                  If the Company fails to give written investment instructions to the Escrow Agent by 10:00 a.m. (New York time) on any Business Day (other than the Closing Date) on which there is uninvested cash and/or maturing Pledged Securities in the Escrow Account, the Trustee is hereby authorized and directed to direct the Escrow Agent to, and the Escrow Agent shall, invest any such cash or the proceeds of any maturing Pledged Securities in Pledged Securities maturing on the next Business Day. On the Closing Date, the Company may direct the Trustee, who shall direct the Escrow Agent, to invest the proceeds in the Escrow Account in Pledged Securities until 2:00 p.m., which instructions shall be executed no later than 12:00 noon on the Business Day immediately following the Closing Date. The Company's failure to give such investment instructions shall not constitute a default or an event of default hereunder.

2.2. INTEREST. ALL INTEREST EARNED ON FUNDS INVESTED IN PLEDGED SECURITIES SHALL BE HELD IN THE ESCROW ACCOUNT AND REINVESTED IN ACCORDANCE WITH THE TERMS HEREOF AND SHALL BE SUBJECT TO THE SECURITY INTEREST GRANTED HEREUNDER TO THE TRUSTEE.

2.3.     LIMITATION OF TRUSTEE'S AND ESCROW AGENT'S LIABILITY. SUBJECT TO
SECTION 9.12, IN NO EVENT SHALL THE TRUSTEE OR THE ESCROW AGENT HAVE ANY LIABILITY TO THE COMPANY OR ANY OTHER PERSON FOR INVESTING THE FUNDS FROM TIME TO TIME IN THE ESCROW ACCOUNT IN ACCORDANCE WITH THE PROVISIONS OF THIS ARTICLE 2, REGARDLESS OF WHETHER GREATER INCOME OR A HIGHER YIELD COULD HAVE BEEN OBTAINED HAD THE ESCROW AGENT INVESTED SUCH FUNDS IN DIFFERENT PLEDGED SECURITIES, OR FOR ANY LOSS (INCLUDING BREAKAGE COSTS OR LOSS OF PRINCIPAL) ASSOCIATED WITH THE SALE OR LIQUIDATION OF PLEDGED SECURITIES IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

2.4. LIQUIDATION OF FUNDS. IN LIQUIDATING ANY PLEDGED SECURITIES IN ACCORDANCE WITH ARTICLE 3 OF THIS AGREEMENT, THE COMPANY SHALL DIRECT THE TRUSTEE OR THE ESCROW AGENT AS TO WHICH PLEDGED SECURITIES SHALL BE LIQUIDATED.

                              3. INTEREST PAYMENTS.

3.1. NOT LATER THAN FIVE (5) BUSINESS DAYS PRIOR TO THE DATE OF EACH OF THE FIRST FOUR SCHEDULED INTEREST PAYMENTS DUE ON THE NOTES, THE COMPANY SHALL, IN WRITING, DIRECT THE ESCROW AGENT TO TRANSFER FROM THE ESCROW ACCOUNT TO THE PAYING AGENT FUNDS NECESSARY TO PROVIDE FOR PAYMENT IN FULL OR ANY PORTION OF THE NEXT SCHEDULED INTEREST PAYMENT ON THE NOTES (OR, IF A PORTION OF THE NOTES HAS BEEN RETIRED BY THE COMPANY, FUNDS REPRESENTING THE LESSER OF (I) THE AMOUNT SUFFICIENT TO PAY INTEREST THROUGH AND INCLUDING MAY 15, 2000, ON THE NOTES NOT SO RETIRED AND (II) THE INTEREST PAYMENTS WHICH HAVE NOT PREVIOUSLY BEEN MADE ON SUCH RETIRED NOTES FOR EACH SCHEDULED INTEREST PAYMENT DATE THROUGH AND INCLUDING THE SCHEDULED INTEREST PAYMENT DATE) OR, IF THE COMPANY DOES NOT INTEND TO UTILIZE THE FUNDS IN THE ESCROW ACCOUNT FOR SUCH PAYMENT OF INTEREST, THEN THE COMPANY SHALL COMPLY WITH SECTION 3.2 BELOW. UPON RECEIPT OF SUCH WRITTEN REQUEST, THE ESCROW AGENT SHALL TAKE ANY ACTION NECESSARY TO PROVIDE FOR THE PAYMENT OF SUCH INTEREST PAYMENT ON THE NOTES DIRECTLY TO THE HOLDERS OF NOTES FROM PROCEEDS OF THE COLLATERAL IN THE ESCROW ACCOUNT. CONCURRENTLY WITH ANY RELEASE OF FUNDS TO THE PAYING AGENT PURSUANT TO THIS SECTION 3.1, THE COMPANY SHALL DELIVER TO THE TRUSTEE A CERTIFICATE SUBSTANTIALLY IN THE FORM OF EXHIBIT A HERETO.

3.2. IF THE COMPANY MAKES ANY INTEREST PAYMENT OR PORTION OF AN INTEREST PAYMENT FROM A SOURCE OF FUNDS OTHER THAN THE ESCROW ACCOUNT ("COMPANY FUNDS"), THE

COMPANY MAY, AFTER PAYMENT IN FULL OF SUCH INTEREST PAYMENT, DIRECT THE TRUSTEE IN WRITING TO DIRECT THE ESCROW AGENT TO RELEASE TO THE COMPANY OR AT THE DIRECTION OF THE COMPANY AN AMOUNT OF FUNDS FROM THE ESCROW ACCOUNT EQUAL TO THE LESSER OF (I) THE AMOUNT OF COMPANY FUNDS SO EXPENDED AND (II) THE AMOUNT OF FUNDS IN THE ESCROW ACCOUNT WHICH EXCEEDS THE AMOUNT SUFFICIENT, IN THE REASONABLE OPINION OF THE TRUSTEE, TO PROVIDE FOR PAYMENT IN FULL OF THE FIRST FOUR SCHEDULED INTEREST PAYMENTS ON THE NOTES. UPON RECEIPT OF THE CERTIFICATE DESCRIBED IN THE FOLLOWING SENTENCE, THE TRUSTEE SHALL DIRECT THE ESCROW AGENT TO PAY OVER TO THE COMPANY THE REQUESTED AMOUNT. CONCURRENTLY WITH ANY RELEASE OF FUNDS TO THE COMPANY PURSUANT TO THIS SECTION 3.2, THE COMPANY SHALL DELIVER TO THE TRUSTEE A CERTIFICATE SUBSTANTIALLY IN THE FORM OF EXHIBIT A HERETO.

3.3. UPON PAYMENT IN FULL OF THE FIRST FOUR SCHEDULED INTEREST PAYMENTS ON THE NOTES, THE SECURITY INTEREST IN THE COLLATERAL EVIDENCED BY THIS AGREEMENT SHALL TERMINATE AND BE OF NO FURTHER FORCE AND EFFECT. FURTHERMORE, UPON THE RELEASE OF ANY COLLATERAL FROM THE ESCROW ACCOUNT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, WHETHER UPON RELEASE OF COLLATERAL TO HOLDERS AS PAYMENT OF INTEREST, TO THE COMPANY OR OTHERWISE, THE SECURITY INTEREST EVIDENCED BY THIS AGREEMENT IN THE COLLATERAL SO RELEASED SHALL TERMINATE AND BE OF NO FURTHER FORCE AND EFFECT.

      4. REPRESENTATIONS AND WARRANTIES. THE COMPANY HEREBY REPRESENTS AND
                                 WARRANTS THAT:

4.1. THE EXECUTION, DELIVERY AND PERFORMANCE BY THE COMPANY OF THIS AGREEMENT ARE WITHIN THE COMPANY'S CORPORATE POWERS, HAVE BEEN DULY AUTHORIZED BY ALL NECESSARY CORPORATE ACTION, AND DO NOT CONTRAVENE, OR CONSTITUTE A DEFAULT UNDER, ANY PROVISION OF APPLICABLE LAW OR REGULATION OR OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY OR OF ANY AGREEMENT, JUDGMENT, INJUNCTION, ORDER, DECREE OR OTHER INSTRUMENT BINDING UPON THE COMPANY OR RESULT IN THE CREATION OR IMPOSITION OF ANY LIEN ON ANY ASSETS OF THE COMPANY, EXCEPT FOR THE SECURITY INTERESTS GRANTED UNDER THIS AGREEMENT.

4.2. THE COMPANY IS THE RECORD AND BENEFICIAL OWNER OF THE COLLATERAL, FREE AND CLEAR OF ANY AND ALL LIENS OR CLAIMS OF ANY PERSON OR ENTITY (EXCEPT FOR THE SECURITY INTERESTS GRANTED UNDER THIS AGREEMENT). NO FINANCING STATEMENT COVERING THE COLLATERAL IS ON FILE IN ANY PUBLIC OFFICE OTHER THAN THE FINANCING STATEMENTS FILED PURSUANT TO THIS AGREEMENT.

4.3. THIS AGREEMENT HAS BEEN DULY EXECUTED AND DELIVERED BY THE COMPANY AND CONSTITUTES A LEGAL, VALID AND BINDING OBLIGATION OF THE COMPANY, ENFORCEABLE AGAINST THE COMPANY IN ACCORDANCE WITH ITS TERMS, EXCEPT AS SUCH ENFORCEABILITY MAY BE LIMITED BY THE EFFECT OF ANY APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM OR OTHER SIMILAR LAWS AFFECTING CREDITORS' RIGHTS GENERALLY OR GENERAL PRINCIPLES OF EQUITY AND COMMERCIAL REASONABLENESS.

4.4. UPON THE FILING OF FINANCING STATEMENTS REQUIRED BY THE UNIFORM COMMERCIAL CODE (THE "UCC"), THE PLEDGE OF THE COLLATERAL PURSUANT TO THIS AGREEMENT CREATES A VALID AND PERFECTED FIRST PRIORITY SECURITY INTEREST IN AND TO THE COLLATERAL, SECURING THE PAYMENT OF THE SECURED OBLIGATIONS FOR THE BENEFIT OF THE TRUSTEE AND THE RATABLE BENEFIT OF THE HOLDERS OF NOTES, ENFORCEABLE AS SUCH AGAINST ALL CREDITORS OF THE

COMPANY AND ANY PERSONS PURPORTING TO PURCHASE ANY OF THE COLLATERAL FROM THE COMPANY OTHER THAN AS PERMITTED BY THE INDENTURE.

4.5. NO CONSENT OF ANY OTHER PERSON AND NO CONSENT, AUTHORIZATION, APPROVAL, OR OTHER ACTION BY, AND NO NOTICE TO OR FILING WITH, ANY GOVERNMENTAL AUTHORITY OR REGULATORY BODY IS REQUIRED EITHER (1) FOR THE PLEDGE BY THE COMPANY OF THE COLLATERAL PURSUANT TO THIS AGREEMENT OR FOR THE EXECUTION, DELIVERY OR PERFORMANCE OF THIS AGREEMENT BY THE COMPANY (EXCEPT FOR ANY FILINGS NECESSARY TO PERFECT LIENS ON THE COLLATERAL) OR (2) FOR THE EXERCISE BY THE TRUSTEE OF THE RIGHTS PROVIDED FOR IN THIS AGREEMENT OR THE REMEDIES IN RESPECT OF THE COLLATERAL PURSUANT TO THIS AGREEMENT.

4.6. NO LITIGATION, INVESTIGATION OR PROCEEDING OF OR BEFORE ANY ARBITRATOR OR GOVERNMENTAL AUTHORITY IS PENDING OR, TO THE KNOWLEDGE OF THE COMPANY, THREATENED BY OR AGAINST THE COMPANY WITH RESPECT TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

4.7. THE PLEDGE OF THE COLLATERAL PURSUANT TO THIS AGREEMENT IS NOT PROHIBITED BY ANY APPLICABLE LAW OR GOVERNMENTAL REGULATION, RELEASE, INTERPRETATION OR OPINION OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR OTHER REGULATORY AGENCY (INCLUDING, WITHOUT LIMITATION, REGULATIONS G, T, U AND X OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM).

4.8. THE MATURITY DATES OF THE U.S. GOVERNMENT OBLIGATIONS IN WHICH THE ESCROW ACCOUNT ARE INVESTED AND REINVESTED SO AS TO ENSURE THAT SUFFICIENT FUNDS (OR, IF A PORTION OF THE NOTES HAS BEEN RETIRED BY THE COMPANY, FUNDS REPRESENTING THE LESSER OF (I) THE AMOUNT SUFFICIENT TO PAY INTEREST THROUGH AND INCLUDING MAY 15, 2000, ON THE NOTES NOT SO RETIRED AND (II) THE INTEREST PAYMENTS WHICH HAVE NOT PREVIOUSLY BEEN MADE ON SUCH RETIRED NOTES FOR EACH SCHEDULED INTEREST PAYMENT DATE THROUGH AND INCLUDING THE SCHEDULED INTEREST PAYMENT DATE) ARE AVAILABLE TO MAKE THE FULL PAYMENTS OF THE FIRST FOUR SCHEDULED INTEREST PAYMENTS ON THE NOTES.

                                  5. COVENANTS

         The Company covenants and agrees with the Escrow Agent, the Trustee and the Holders of Notes from and after the date of this Agreement until the earlier of payment in full in cash of (A) each of the first four scheduled interest payments due on the Notes under the terms of the Indenture or (B) all obligations (including, but not limited to all Obligations) due and owing under the Indenture and the Notes in the event such obligations (including, but not limited to all Obligations) become due and payable prior to the payment of the first four scheduled interest payments on the Notes:

(i) The Company agrees that it shall not (a) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (b) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the lien created pursuant to this Agreement) and, except as otherwise provided in this Agreement, at all times shall be the sole beneficial owner of the Collateral.

(ii) The Company agrees that it shall not (a) enter into any agreement or understanding that purports to or may restrict or inhibit the Escrow Agent's or the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the

Collateral in accordance with the terms of this Agreement or (b) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Collateral.

      6. REMEDIES UPON DEFAULT. IF ANY EVENT OF DEFAULT SHALL HAVE OCCURRED
                               AND BE CONTINUING:

(i) The Trustee may, without notice to the Company except as required by law and at any time or from time to time, direct the Escrow Agent to liquidate all Pledged Securities and transfer all funds in the Escrow Account to the Trustee or the Paying Agent to apply such funds in accordance with the provisions of the Indenture.

(ii) The Escrow Agent and/or the Trustee may also exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect at that time in the State of New York (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's or the Escrow Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee and the Escrow Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee or the Escrow Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(iii) Any cash held by the Escrow Agent as Collateral and all net cash proceeds received by the Trustee or the Escrow Agent in respect of any sale or liquidation of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee or the Escrow Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any costs and expenses incurred in connection with any sale, liquidation or disposition of or realization upon the Collateral and the payment of any amounts payable to the Trustee or the Escrow Agent) in whole or in part by the Trustee or the Escrow Agent for the ratable benefit of the Holders of the Notes against, all or any part of the Secured Obligations in such order as the Trustee shall elect. Any surplus of such cash or cash proceeds held by the Trustee or the Escrow Agent and remaining after payment in full of all the Secured Obligations and the costs and expenses incurred by and amounts payable to the Trustee or the Escrow Agent hereunder or under the Indenture shall be paid over to the Company or to whomsoever shall be lawfully entitled to receive such surplus.

                 7. INDEMNITY AND AUTHORITY OF THE ESCROW AGENT.

7.1. THE ESCROW AGENT SHALL HAVE AND BE ENTITLED TO EXERCISE ALL POWERS HEREUNDER THAT ARE SPECIFICALLY GRANTED TO THE ESCROW AGENT BY THE TERMS HEREOF, TOGETHER WITH SUCH POWERS AS ARE REASONABLY INCIDENT THERETO. THE ESCROW AGENT MAY PERFORM ANY OF ITS DUTIES HEREUNDER OR IN CONNECTION WITH THE ESCROW ACCOUNT BY OR THROUGH AGENTS OR EMPLOYEES AND SHALL BE ENTITLED TO RETAIN COUNSEL OF ITS CHOICE AND TO ACT IN RELIANCE UPON THE ADVICE OF SUCH COUNSEL CONCERNING ALL SUCH MATTERS. NEITHER THE

ESCROW AGENT, THE TRUSTEE NOR ANY DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF THE ESCROW AGENT OR THE TRUSTEE (EACH, AN "INDEMNIFIED PERSON") SHALL BE RESPONSIBLE FOR THE VALIDITY, EFFECTIVENESS OR SUFFICIENCY HEREOF OR OF ANY DOCUMENT OR SECURITY FURNISHED PURSUANT HERETO. THE ESCROW AGENT AND THE TRUSTEE AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS AND AGENTS SHALL BE ENTITLED TO RELY ON ANY COMMUNICATION, INSTRUMENT OR DOCUMENT REASONABLY BELIEVED BY IT OR THEM TO BE GENUINE AND CORRECT AND TO HAVE BEEN SIGNED OR SENT BY THE PROPER PERSON OR PERSONS. THE COMPANY AGREES TO INDEMNIFY AND HOLD HARMLESS THE ESCROW AGENT AND THE TRUSTEE AND EACH INDEMNIFIED PERSON FROM AND AGAINST ANY AND ALL COSTS, EXPENSES (INCLUDING THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL (INCLUDING THE REASONABLY ALLOCATED COSTS OF INSIDE COUNSEL)), CLAIMS AND LIABILITIES INCURRED BY THE ESCROW AGENT OR SUCH INDEMNIFIED PERSON HEREUNDER ARISING OUT OF OR INCURRED IN CONNECTION WITH SUCH PERSONS OR IN CONNECTION WITH THE PERFORMANCE OF ITS DUTIES OR OBLIGATIONS HEREUNDER OR IN THE INDENTURE OR EXERCISING ANY RIGHTS PROVIDED FOR HEREUNDER OR IN THE INDENTURE OR EXERCISING ANY RIGHTS PROVIDED FOR HEREUNDER OR IN THE INDENTURE, UNLESS SUCH CLAIM OR LIABILITY SHALL BE ATTRIBUTABLE TO BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE ESCROW AGENT OR THE TRUSTEE OR SUCH INDEMNIFIED PERSON.

7.2. THE COMPANY ACKNOWLEDGES THAT THE RIGHTS AND RESPONSIBILITIES OF THE ESCROW AGENT UNDER THIS AGREEMENT WITH RESPECT TO ANY ACTION TAKEN BY THE ESCROW AGENT OR THE EXERCISE OR NON-EXERCISE BY THE ESCROW AGENT OF ANY OPTION, RIGHT, REQUEST, JUDGMENT OR OTHER RIGHT OR REMEDY PROVIDED FOR HEREIN OR RESULTING OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INDENTURE AND, AS BETWEEN THE ESCROW AGENT AND THE COMPANY, THE ESCROW AGENT SHALL BE CONCLUSIVELY PRESUMED TO BE ACTING AS AGENT FOR THE TRUSTEE WITH FULL AND VALID AUTHORITY SO TO ACT OR REFRAIN FROM ACTING, AND THE COMPANY SHALL NOT BE OBLIGATED OR ENTITLED TO MAKE ANY INQUIRY RESPECTING SUCH AUTHORITY.

7.3. NO PROVISION OF THIS AGREEMENT SHALL REQUIRE THE ESCROW AGENT OR THE TRUSTEE TO EXPEND OR RISK ITS OWN FUNDS OR INCUR ANY LIABILITY. THE TRUSTEE SHALL BE UNDER NO OBLIGATION TO EXERCISE ANY OF ITS RIGHTS AND POWERS UNDER THIS AGREEMENT AT THE REQUEST OF ANY HOLDERS, UNLESS SUCH HOLDER SHALL HAVE OFFERED TO THE TRUSTEE SECURITY AND INDEMNITY SATISFACTORY TO IT AGAINST ANY LOSS, LIABILITY OR EXPENSE.

7.4. THE OBLIGATIONS OF THE COMPANY UNDER THIS SECTION 7 SHALL SURVIVE THE SATISFACTION AND DISCHARGE OF THIS AGREEMENT.

                  To secure the Company's payment obligations in this Section 7, the Trustee or Escrow Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Escrow Agent, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Agreement.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) of the Indenture occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                                 8. TERMINATION.

8.1. THIS AGREEMENT SHALL CREATE A CONTINUING SECURITY INTEREST IN AND TO THE COLLATERAL AND SUCH SECURITY INTEREST SHALL, UNLESS OTHERWISE PROVIDED IN THE INDENTURE OR IN THIS AGREEMENT, REMAIN IN FULL FORCE AND EFFECT UNTIL THE EARLIER OF PAYMENT IN FULL IN CASH OF (A) EACH OF THE FIRST FOUR SCHEDULED INTEREST PAYMENTS DUE ON THE NOTES UNDER THE TERMS OF THE INDENTURE OR (B) ALL OBLIGATIONS (INCLUDING, BUT NOT LIMITED TO, ALL OBLIGATIONS) DUE AND OWING UNDER THE INDENTURE AND THE NOTES IN THE EVENT SUCH OBLIGATIONS BECOME PAYABLE PRIOR TO THE PAYMENT OF THE FIRST FOUR SCHEDULED INTEREST PAYMENTS ON THE NOTES. THIS AGREEMENT SHALL BE BINDING UPON THE COMPANY, ITS SUCCESSORS AND ASSIGNS, AND SHALL INURE, TOGETHER WITH THE RIGHTS AND REMEDIES OF THE TRUSTEE HEREUNDER, TO THE BENEFIT OF THE TRUSTEE, THE ESCROW AGENT, THE HOLDERS OF NOTES AND THEIR RESPECTIVE SUCCESSORS, TRANSFEREES AND ASSIGNS.

8.2. SUBJECT TO THE PROVISIONS OF SECTION 9.3 HEREOF, THIS AGREEMENT SHALL TERMINATE UPON THE EARLIER OF PAYMENT IN FULL IN CASH OF (A) EACH OF THE FIRST FOUR SCHEDULED INTEREST PAYMENTS DUE ON THE NOTES UNDER THE TERMS OF THE INDENTURE OR (B) ALL OBLIGATIONS (INCLUDING, BUT NOT LIMITED TO, ALL OBLIGATIONS) DUE AND OWING UNDER THE INDENTURE AND THE NOTES IN THE EVENT SUCH OBLIGATIONS (INCLUDING, BUT NOT LIMITED TO ALL OBLIGATIONS) BECOME PAYABLE PRIOR TO THE PAYMENT OF THE FIRST FOUR SCHEDULED INTEREST PAYMENTS ON THE NOTES. AT SUCH TIME, THE TRUSTEE SHALL, AT THE WRITTEN REQUEST OF THE COMPANY, REASSIGN AND REDELIVER TO THE COMPANY ALL OF THE COLLATERAL HEREUNDER THAT HAS NOT BEEN SOLD, DISPOSED OF, RETAINED OR APPLIED BY THE TRUSTEE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT AND THE INDENTURE. SUCH REASSIGNMENT AND REDELIVERY SHALL BE WITHOUT WARRANTY (EITHER EXPRESS OR IMPLIED) BY OR RECOURSE TO THE TRUSTEE, EXCEPT AS TO THE ABSENCE OF ANY PRIOR ASSIGNMENTS BY OR ENCUMBRANCES CREATED BY THE TRUSTEE ON ITS INTEREST IN THE COLLATERAL, AND SHALL BE AT THE EXPENSE OF THE COMPANY.

                                9. MISCELLANEOUS.

9.1. WAIVER. EITHER PARTY HERETO MAY SPECIFICALLY WAIVE ANY BREACH OF THIS AGREEMENT BY ANY OTHER PARTY, BUT NO SUCH WAIVER SHALL BE DEEMED TO HAVE BEEN GIVEN UNLESS SUCH WAIVER IS IN WRITING, SIGNED BY THE WAIVING PARTY, AND SPECIFICALLY DESIGNATES THE BREACH WAIVED, NOR SHALL ANY SUCH WAIVER CONSTITUTE A CONTINUING WAIVER OF SIMILAR OR OTHER BREACHES.

9.2. INVALIDITY. IF, FOR ANY REASON WHATSOEVER, ANY ONE OR MORE OF THE PROVISIONS OF THIS AGREEMENT SHALL BE HELD OR DEEMED TO BE INOPERATIVE, UNENFORCEABLE OR INVALID IN A PARTICULAR CASE OR IN ALL CASES, SUCH CIRCUMSTANCES SHALL NOT HAVE THE EFFECT OF RENDERING ANY OF THE OTHER PROVISIONS OF THIS AGREEMENT INOPERATIVE, UNENFORCEABLE OR INVALID, AND THE INOPERATIVE, UNENFORCEABLE OR INVALID PROVISION SHALL BE CONSTRUED AS IF IT WERE WRITTEN SO AS TO EFFECTUATE, TO THE MAXIMUM EXTENT POSSIBLE, THE PARTIES' INTENT.

9.3. SURVIVAL OF PROVISIONS. ALL REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY CONTAINED HEREIN SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT, AND SHALL TERMINATE ONLY UPON THE TERMINATION OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THE COMPANY'S OBLIGATIONS PURSUANT TO SECTION 7 HEREOF SHALL SURVIVE THE

TERMINATION OF THIS AGREEMENT (INCLUDING ANY TERMINATION UNDER APPLICABLE BANKRUPTCY LAWS) OR THE RESIGNATION OR REMOVAL OF THE TRUSTEE OR THE ESCROW AGENT.

9.4. ASSIGNMENT. THIS AGREEMENT SHALL INURE TO AND BE BINDING UPON THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS; PROVIDED, HOWEVER, THAT THE COMPANY MAY NOT ASSIGN ITS RIGHTS OR OBLIGATIONS HEREUNDER WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF THE TRUSTEE, ACTING AT THE DIRECTION OF THE HOLDERS AS PROVIDED IN THE INDENTURE.

9.5. ENTIRE AGREEMENT AMENDMENTS. THIS AGREEMENT AND THE INDENTURE CONTAIN THE ENTIRE AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PRIOR AGREEMENTS, UNDERSTANDINGS AND COMMITMENTS WITH RESPECT THERETO, WHETHER ORAL OR WRITTEN; PROVIDED, HOWEVER, THAT THIS AGREEMENT IS EXECUTED AND ACCEPTED BY THE TRUSTEE AND THE ESCROW AGENT SUBJECT TO ALL TERMS AND CONDITIONS OF ITS ACCEPTANCE OF THE TRUST UNDER THE INDENTURE, AS FULLY AS IF SAID TERMS AND CONDITIONS WERE SET FORTH AT LENGTH HEREIN. THIS AGREEMENT MAY BE AMENDED ONLY BY A WRITING SIGNED BY DULY AUTHORIZED REPRESENTATIVES OF ALL PARTIES. THE TRUSTEE AND THE ESCROW AGENT MAY EXECUTE AN AMENDMENT TO THIS AGREEMENT ONLY IF THE REQUISITE CONSENT OF THE HOLDERS OF THE NOTES REQUIRED BY SECTION 9.02 OF THE INDENTURE HAS BEEN OBTAINED, UNLESS NO SUCH CONSENT IS REQUIRED BY SUCH SECTION 9.02 OF THE INDENTURE.

9.6. NOTICES. ALL NOTICES AND OTHER COMMUNICATIONS REQUIRED OR PERMITTED TO BE GIVEN OR MADE UNDER THIS AGREEMENT TO ANY PARTY HERETO SHALL BE DELIVERED IN WRITING BY HAND DELIVERY OR OVERNIGHT DELIVERY, OR SHALL BE DELIVERED BY FACSIMILE OR TELEPHONICALLY WITH CONFIRMATION IN WRITING NOT MORE THAN TWENTY-FOUR HOURS FOLLOWING SUCH TELEPHONIC NOTICE. A NOTICE GIVEN IN ACCORDANCE WITH THE PRECEDING SENTENCE SHALL BE DEEMED TO HAVE BEEN DULY GIVEN UPON THE SENDING THEREOF, EXCEPT FOR NOTICE TO THE TRUSTEE OR THE ESCROW AGENT, WHICH SHALL BE DEEMED GIVEN ONLY WHEN RECEIVED. NOTICES SHOULD BE ADDRESSED AS
FOLLOWS:

         To the Company:

                  Park `N View, Inc.
                  11711 NW 39th Street
                  Coral Springs, Florida 33065
                  Attention: Steve Conkling
                  Facsimile number:(954) 745-7899
                  Telephone number:(954) 745-7800

         With copies to:

                  Kilpatrick Stockton, LLP
                  Suite 400
                  4101 Lake Boone Trial
                  Raleigh, North Carolina  27607
                  Attention:  James M. O'Connell, Esq.
                  Facsimile number.:  (919) 420-1800
                  Telephone number:  (919) 420-1700

         To the Trustee:

                  State Street Bank and Trust Company
                  Goodwin Square, 225 Asylum Street
                  Hartford, CT 06103
                  Attention: Elizabeth Hammer
                  Facsimile number: (860) 244-1889
                  Telephone number: (860) 244-1817

         To the Escrow Agent:

                  State Street Bank and Trust Company
                  Goodwin Square, 225 Asylum Street
                  Hartford, CT 06103
                  Attention: Elizabeth Hammer
                  Facsimile number: (860) 244-1889
                  Telephone number: (860) 244-1817

or at such other address, facsimile number or phone number as the specified entity most recently may have designated in writing in accordance with this paragraph to the other parties.

9.7. EXPENSES. THE COMPANY SHALL FROM TIME TO TIME PAY TO THE TRUSTEE AND THE ESCROW AGENT THEIR REASONABLE FEES AND EXPENSES AND ANY REASONABLE FEES AND EXPENSES OF THEIR COUNSEL, THAT THE TRUSTEE AND ESCROW AGENT MAY INCUR IN CONNECTION WITH (A) THE ADMINISTRATION OF THIS AGREEMENT; (B) THE CUSTODY OR PRESERVATION OF, OR THE SALE OF, COLLECTION FROM, OR OTHER REALIZATION UPON, ANY OF THE COLLATERAL; (C) THE EXERCISE OR ENFORCEMENT OF ANY OF THE RIGHTS OF THE TRUSTEE AND ESCROW AGENT AND THE HOLDERS OF NOTES HEREUNDER; OR (D) THE FAILURE BY THE COMPANY TO PERFORM OR OBSERVE ANY OF THE PROVISIONS HEREOF, IN EACH CASE OTHER THAN ANY SUCH EXPENSES THAT ARISE FROM THE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE TRUSTEE OR ESCROW AGENT.

9.8. SECURITY INTEREST ABSOLUTE. ALL RIGHTS OF THE TRUSTEE AND THE HOLDERS OF NOTES AND SECURITY INTERESTS HEREUNDER, AND ALL OBLIGATIONS OF THE COMPANY HEREUNDER, SHALL BE ABSOLUTE AND UNCONDITIONAL IRRESPECTIVE OF (A) ANY LACK OF VALIDITY OR ENFORCEABILITY OF THE INDENTURE OR ANY OTHER AGREEMENT OR INSTRUMENT RELATING THERETO; (B) ANY CHANGE IN THE TIME, MANNER OR PLACE OF PAYMENT OF, OR IN ANY OTHER TERM OF, ALL OR ANY OF THE SECURED OBLIGATIONS, OR ANY OTHER AMENDMENT OR WAIVER OF OR ANY CONSENT TO ANY DEPARTURE FROM THE INDENTURE; (C) ANY EXCHANGE, SURRENDER, RELEASE OR NON-PERFECTION OF ANY LIENS ON ANY OTHER COLLATERAL FOR ALL OR ANY OF THE SECURED OBLIGATIONS; OR (D) TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OTHER CIRCUMSTANCE WHICH MIGHT OTHERWISE CONSTITUTE A DEFENSE AVAILABLE TO, OR A DISCHARGE OF, THE COMPANY IN RESPECT OF THE SECURED OBLIGATIONS OR OF THIS AGREEMENT.

9.9. COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN ONE OR MORE COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT. DELIVERY OF AN EXECUTED COUNTERPART OF A SIGNATURE PAGE TO THIS AGREEMENT BY FACSIMILE SHALL BE EFFECTIVE AS DELIVERY OF A MANUALLY EXECUTED COUNTERPART OF THIS AGREEMENT.

9.10. LIMITATION BY LAW. ALL RIGHTS, REMEDIES AND POWERS PROVIDED HEREIN MAY BE EXERCISED ONLY TO THE EXTENT THAT THEY SHALL NOT RENDER THIS AGREEMENT NOT ENTITLED TO BE RECORDED, REGISTERED OR FILED UNDER PROVISIONS OF ANY APPLICABLE LAW.

9.11. RIGHTS OF HOLDERS OF NOTES. NO HOLDER OF NOTES SHALL HAVE ANY INDEPENDENT RIGHTS HEREUNDER OTHER THAN THOSE RIGHTS GRANTED TO INDIVIDUAL HOLDERS OF NOTES PURSUANT TO SECTION 6.06 OF THE INDENTURE; PROVIDED THAT NOTHING IN THIS SUBSECTION SHALL LIMIT ANY RIGHTS GRANTED TO THE TRUSTEE UNDER THE INDENTURE.

9.12.    GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF DAMAGES.

(i) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH. RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY, THE TRUSTEE, THE ESCROW AGENT AND THE HOLDERS OF NOTES IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

(ii) EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH AND IN PARAGRAPH (vi) BELOW, THE COMPANY, THE TRUSTEE, THE ESCROW AGENT AND THE HOLDERS OF NOTES AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE COMPANY, THE TRUSTEE, THE ESCROW AGENT AND THE HOLDERS OF NOTES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. THE COMPANY WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

(iii) THE COMPANY AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE COMPANY OR ITS PROPERTY, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE COMPANY AGREES THAT IT SHALL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSS CLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

(iv) THE COMPANY, THE TRUSTEE AND THE ESCROW AGENT EACH WAIVE ANY AND ALL RIGHTS TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, IN CONNECTION WITH, OR RELATING OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM PURSUANT TO, UNDER OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ALL DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(v) THE COMPANY HEREBY IRREVOCABLY DESIGNATES CT CORPORATION AS THE DESIGNEE, APPOINTEE AND AGENT OF THE COMPANY TO RECEIVE, FOR AND ON BEHALF OF THE COMPANY, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. IT IS UNDERSTOOD THAT NOTICE AND A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE FORWARDED PROMPTLY TO THE COMPANY, BUT THE FAILURE OF THE COMPANY

TO RECEIVE SUCH NOTICE AND COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 11.02 OF THE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) BUSINESS DAYS AFTER SUCH MAILING.

(vi) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ESCROW AGENT, THE TRUSTEE OR ANY HOLDER OF NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

(vii) THE COMPANY AGREES THAT NEITHER THE TRUSTEE, THE ESCROW AGENT NOR ANY HOLDER OF NOTES SHALL HAVE ANY LIABILITY TO THE COMPANY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATING OR INCIDENTAL TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE, THE ESCROW AGENT OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE, THE ESCROW AGENT OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(viii) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE COMPANY WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE, THE ESCROW AGENT OR ANY HOLDER OF NOTES OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE, THE ESCROW AGENT OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY. ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE, THE ESCROW AGENT OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE COMPANY ON THE ONE HAND AND THE TRUSTEE, THE ESCROW AGENT AND/OR THE HOLDERS OF NOTES ON THE OTHER HAND.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Pledge, Escrow and Disbursement Agreement as of the day first written above.



COMPANY:                            PARK `N VIEW, INC.

                                    By
                                      ---------------------------------------
                                      Name:
                                      Title:


TRUSTEE:                            STATE STREET BANK AND TRUST COMPANY

                                    By
                                      ---------------------------------------
                                      Name:
                                      Title:




ESCROW AGENT:                       STATE STREET BANK AND TRUST COMPANY



                                    By
                                      ---------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A




     [Form of Certificate for Release of Funds to [Company] [Paying Agent]]

                               PARK `N VIEW, INC.
                                                                   Date:
                                                                        -------

The undersigned officer of Park `N View, Inc., a Delaware corporation (the "Company"), hereby certifies, pursuant to Section [3.l][3.2] of the Pledge, Escrow and Disbursement Agreement dated as of May 27, 1998 (the "Escrow and Disbursement Agreement") by and among the Company, State Street Bank and Trust Company, as trustee (the "Trustee"), and State Street Bank and Trust Company as escrow agent (the "Escrow Agent"), under the Indenture dated as of May 27, 1998 (the "Indenture"), between the Company and the Trustee, that:

         The release of funds has been duly authorized by all necessary corporation action and does not contravene, or constitute a default under, any provision of applicable law or regulation or the certificate of incorporation of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company.

                  The Company hereby requests the Trustee to direct the Escrow Agent to liquidate $_________ worth of Pledged Securities in the Escrow Account by not later than 12:00 noon (New York time) on _________ , 199 and to transfer $________ in immediately available funds to [the Company] [the Paying Agent].

                  Capitalized terms used herein without definition shall have the meanings set forth in the Escrow and Disbursement Agreement.


                                    By:
                                       ---------------------------------------


                                    Name:
                                         -------------------------------------


                                    Title:
                                          ------------------------------------